UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                     FORM 8-K
                                  Current Report

                           Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported): February 24, 2003
                            Ag Services of America, Inc.
                (Exact name of Registrant as specified in its charter)

          Iowa                      000-19320                 42-1264455
(State or other jurisdiction     (Commission File          (I.R.S. Employer
   incorporation or of                Number)             Identification No.)
      organization)

                                1309 Technology Parkway
                                 Cedar Falls, IA 50613
                 (Address of principal executive offices) (Zip code)
                                   (319) 277-0261
                (Registrant's telephone number, including area code)
                                   Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

Ag Services of America, Inc. (the "Company"), an Iowa corporation, and ASP/ASA, LLC, a Delaware limited liability company and an indirect subsidiary of American Securities Capital Partners, LLC ("ASCP"), have entered into a Securities Purchase Agreement dated as of February 24, 2003 (the "Purchase Agreement"). The Purchase Agreement provides for the sale by the Company of up to 70,000 shares of its convertible preferred stock at $1,000 per share (the "Convertible Preferred Stock") to ASP/ASA, LLC.

The Purchase Agreement provides that the Convertible Preferred Stock shall be purchased in three tranches. The first tranche will consist of 35,000 shares for a purchase price of $35 million (Tranche I). The second tranche will consist of 17,500 shares for a purchase price of $17.5 million (Tranche II). The third tranche will consist of 17,500 shares for a purchase price of $17.5 million (Tranche III). Tranche I will be funded upon the satisfaction of certain conditions, including the Company's acquisition of debt financing upon terms satisfactory to ASP/ASA, LLC, approval by the Company's shareholders, receipt of a fairness opinion and other customary closing conditions. Tranches II and III shall be funded no sooner than May 2004 and May 2005, respectively, upon the Company's acquisition of additional debt financing upon terms satisfactory to ASP/ASA, LLC and satisfaction of certain other conditions, including the Company's achievement of certain economic targets. The Company and ASP/ASA, LLC will have the option to forego funding of Tranche III in the event the funds are not needed to support the Company's additional growth plans.

The Convertible Preferred Stock shall be senior to other Company stock and shall be redeemed by the Company on the seventh anniversary of the closing of Tranche I. The Convertible Preferred Stock will be convertible into the Company's common stock at the rate of $8.50 per share at any time at the option of the holder thereof, and will accrue cash dividends at a rate of 8.375% per annum. After the closing of Tranche I, ASP/ASA, LLC shall be entitled to vote all 70,000 shares of Convertible Preferred Stock, on the basis of one vote for each share of the Company's common stock into which the Convertible Preferred Stock is convertible, representing approximately 60% of the votes entitled to vote giving effect to the closing of Tranche I. The Convertible Preferred Stock will be immediately redeemable for cash in the event of a (i) liquidation or (ii) change of control (defined as the voting rights of ASP/ASA, LLC falling below 20% of the voting power of the Company or the sale of all or substantially all of the assets of the Company). The Convertible Preferred Stock contains standard anti-dilution provisions for events such as the Company declaring a dividend or other distribution on its common stock. The conversion price for the Convertible Preferred Stock will be lowered to the extent the Company has not maintained adequate loan reserves prior to the closing of Tranche I.

ASP/ASA, LLC shall receive customary registration rights. The Company shall also enter into a Management Consulting Agreement with ASCP pursuant to which ASCP shall receive $400,000 per year as well as certain other fees. Upon the closing of Tranche I, the Company shall enter into non-competition agreements with each of Gaylen Miller, Henry Jungling and Kevin Schipper pursuant to which the Company shall pay $400,000 to each of them.
ASP/ASA, LLC and certain shareholders have entered into a Voting Agreement as of February 24, 2003 pursuant to which the Company's directors have granted ASP/ASA, LLC an irrevocable proxy to vote their shares of the

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

Company's common stock, currently representing approximately 23% of the stock outstanding, to approve the transaction.

The descriptions of the Purchase Agreement, the transactions contemplated by the Purchase Agreement and the Convertible Preferred Stock are not intended to be complete and are qualified in their entirety by the complete text of the Purchase Agreement and the Certificate of Designations, Preferences and Rights of 8.375% Convertible Preferred Stock of the Company which are attached as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference.

ITEM 7.  FINANCIAL STATMENTS AND EXHIBITS

    (a)  Not Applicable.
    (b)  Not Applicable.
    (c)  Exhibits.

   10.1 Securities Purchase Agreement dated as of February 24, 2003 between Ag Services of America, Inc. and ASP/ASA, LLC

   10.2 Certificate of Designations, Preferences and Rights of 8.375% Convrtible Preferred Stock of Ag Services of America, Inc.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Ag Services of America, Inc.

Dated March 6, 2003                              By: /s/ John T. Roth
                                                    -------------------------
                                                    John T. Roth
                                                    Vice President Finance

--------------------------------------------------------------------------------

                             INDEX TO EXHIBITS

   10.1 Securities Purchase Agreement dated as of February 24, 2003 between Ag Services of America, Inc. and ASP/ASA, LLC

   10.2 Certificate of Designations, Preferences and Rights of 8.375% Convrtible Preferred Stock of Ag Services of America, Inc.

                      SECURITIES PURCHASE AGREEMENT

                      Dated as of February 21, 2003

                                between

                     AG SERVICES OF AMERICA, INC.

                                 and

                             ASP/ASA, LLC

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

                          TABLE OF CONTENTS

ARTICLE I

Purchase and Sale of Securities; Closing

SECTION 1.01.  Purchase and Sale of Securities                          1
SECTION 1.02.  Payment and Delivery                                     2
SECTION 1.03.  Closing                                                  2

ARTICLE II

Representations and Warranties of the Company

SECTION 2.01.  Organization, Standing, etc                              3
SECTION 2.02.  Capital Stock                                            3
SECTION 2.03.  Issuance of Securities                                   5
SECTION 2.04.  Authorization; Enforcement                               5
SECTION 2.05.  Absence of Changes                                       5
SECTION 2.06.  Acknowledgment of Dilution; Board Recommendation         5
SECTION 2.07.  Real Property                                            6
SECTION 2.08.  No Conflicts; Consents                                   6
SECTION 2.09.  No Violation                                             7
SECTION 2.10.  Legal and Governmental Proceedings                       7
SECTION 2.11.  Investment Company                                       7
SECTION 2.12.  Full Disclosure                                          7
SECTION 2.13.  Financial Statements                                     8
SECTION 2.14.  Intellectual Property                                    8
SECTION 2.15.  Contracts                                                8
SECTION 2.16.  Labor                                                   10
SECTION 2.17.  Benefit Plans and Agreements                            10
SECTION 2.18.  Taxes                                                   12
SECTION 2.19.  Books and Records                                       13
SECTION 2.20.  Loan Defaults                                           13
SECTION 2.21.  Environmental                                           13
SECTION 2.22.  Insurance                                               13
SECTION 2.23.  Transactions with Affiliates                            14
SECTION 2.24.  Banking Regulations                                     14
SECTION 2.25.  Securities Act                                          14
SECTION 2.26.  General Solicitation                                    14
SECTION 2.27.  Integration                                             14
SECTION 2.28.  Solvency                                                14
SECTION 2.29.  Vote Required                                           15
SECTION 2.30.  Business Combination Statute                            15
SECTION 2.31.  No Brokers                                              15
SECTION 2.32.  Fairness Opinion                                        15

SECTION 2.33.  Margin Regulations                                      15
SECTION 2.34.  August 31 Loans                                         15

ARTICLE III

Representations and Warranties of the Purchaser

SECTION 3.01.  Authorization: Enforcement                              16
SECTION 3.02.  Compliance with Securities Act                          16
SECTION 3.03.  Investment Purpose                                      16
SECTION 3.04.  Accredited Investor Status                              16
SECTION 3.05.  Reliance on Exemptions                                  16
SECTION 3.06.  No Conflicts                                            16
SECTION 3.07.  Governmental Review                                     17
SECTION 3.08.  Legends                                                 17
SECTION 3.09.  Brokers                                                 18

ARTICLE IV

Covenants

SECTION 4.01.  Reasonable Best Efforts                                 18
SECTION 4.02.  Form D; Blue Sky Laws                                   18
SECTION 4.03.  Reporting Status                                        18
SECTION 4.04.  Use of Proceeds                                         18
SECTION 4.05.  Financial Information                                   18
SECTION 4.06.  Reservation of Shares                                   19
SECTION 4.07.  Listing                                                 19
SECTION 4.08.  Ordinary Conduct                                        19
SECTION 4.09.  Credit and Collection Policy                            22
SECTION 4.10.  Access to Information                                   22
SECTION 4.11.  Other Transactions                                      23
SECTION 4.12.  No Integration                                          23
SECTION 4.13.  Preparation of the Proxy Statement                      23
SECTION 4.14.  Shareholder Approval                                    24
SECTION 4.15.  Directors                                               24
SECTION 4.16.  Compliance with Laws                                    24
SECTION 4.17.  Publicity                                               24
SECTION 4.18.  Shareholder Litigation                                  25
SECTION 4.19.  Insurance                                               25
SECTION 4.20.  FSA Loan Program                                        25
SECTION 4.21.  First Closing Loan Amounts                              25
SECTION 4.22.  Fairness Opinion                                        25

ARTICLE V

Conditions

SECTION 5.01.  Conditions to the Company's Obligation to Sell          26
SECTION 5.02.  Conditions to Purchaser's Obligation to Purchase        27

ARTICLE VI

Fees and Expenses

SECTION 6.01.  Transaction Fee                                         31
SECTION 6.02.  Expenses                                                31
SECTION 6.03.  Other Fees and Expenses                                 32

ARTICLE VII

Termination

SECTION 7.01.  Termination                                             32
SECTION 7.02.  Consequences of Termination                             33

ARTICLE VIII

Miscellaneous

SECTION 8.01.  Indemnity                                               34
SECTION 8.02.  Transfer Taxes                                          34
SECTION 8.03.  Entire Agreement                                        34
SECTION 8.04.  Amendment and Waiver                                    34
SECTION 8.05.  Extension; Waiver                                       34
SECTION 8.06.  Notices                                                 35
SECTION 8.07.  Assignment                                              36
SECTION 8.08.  Severability                                            36
SECTION 8.09.  Exhibits and Schedules; Interpretation                  36
SECTION 8.10.  GOVERNING LAW                                           36
SECTION 8.11.  Consent to Jurisdiction                                 37
SECTION 8.12.  Counterparts                                            37
SECTION 8.13.  Further Assurances                                      37
SECTION 8.14.  No Third Party Beneficiaries                            37

Annexes

Annex I     Index of Defined Terms
Annex II    Convertible Preferred Stock to be Issued by the Company and
            Purchased by Purchaser

Exhibits

Exhibit A   Certificate of Designations
Exhibit A-1 Shareholder Voting Agreement
Exhibit B   Registration Rights Agreement
Exhibit C   Management Consulting Agreement
Exhibit D   Shareholder Agreement
Exhibit E   Credit and Collection Policy
Exhibit F   Net Income Targets

          SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of February 21, 2003, by and between AG SERVICES OF AMERICA, INC., an Iowa corporation (the "Company"), and ASP/ASA, LLC, a Delaware limited liability company ("Purchaser") and an indirect subsidiary of AMERICAN SECURITIES CAPITAL PARTNERS, LLC ("ASCP").

          WHEREAS, the Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

          WHEREAS, the Company proposes to issue and sell to Purchaser 70,000 shares of the Company's 8.375% Convertible Preferred Stock (the "Convertible Preferred Stock" or the "Securities").

          WHEREAS, the Convertible Preferred Stock is being issued pursuant to a Certificate of Designations, Rights and Preferences (the "Certificate of Designations"), a copy of which is attached hereto as Exhibit A.

          WHEREAS, Purchaser has entered into a shareholder voting agreement with certain shareholders of the Company, dated the date hereof (the "Shareholder Voting Agreement"), a copy of which is attached hereto as Exhibit A-1.

          WHEREAS, the holders of the Convertible Preferred Stock will be entitled to the benefits of a registration rights agreement
(the "Registration Rights Agreement"), a copy of which is attached hereto as Exhibit B, pursuant to which the Company will agree to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Securities; Closing

          SECTION 1.01. Purchase and Sale of Securities. Subject to the terms and conditions set forth herein, on each Closing Date, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, the number of shares of Convertible Preferred Stock set forth on Annex II. The issuance, sale and purchase of the Convertible Preferred Stock shall take place at three closings (each, a "Closing"), the first of which is referred to herein as the "First Closing", the second of which is referred to herein as the "Second Closing" and the third of which is

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

referred to herein as the "Third Closing". The purchase price for each Closing (each, a "Closing Purchase Price" and collectively, the "Purchase Price") is set forth on Annex II. The purchase price for the First Closing is referred to herein as the "First Closing Purchase Price", the purchase price for the Second Closing is referred to herein as the "Second Closing Purchase Price" and the purchase price for the Third Closing is referred to herein as the "Third Closing Purchase Price".

          (b) Notwithstanding the foregoing, (i) the Company shall have the option to elect not to sell any shares of Convertible Preferred Stock to Purchaser at the Third Closing and (ii) Purchaser shall have the option to elect not to purchase any shares of Convertible Preferred Stock at the Third Closing and not to pay the Third Closing Purchase Price (each, a "Third Closing Termination Right") if the Company or Purchaser, as applicable, determines that the Third Closing Purchase Price is not required to support the Company's growth plans. The Company shall notify Purchaser, or Purchaser shall notify the Company, as applicable, of its intent to exercise the Third Closing Termination Right in writing at least 90 days, in the case of the Company exercising such right, or 30 days, in the case of Purchaser exercising such right, prior to the date the Third Closing would have occurred if such party did not exercise such termination right.

          SECTION 1.02. Payment and Delivery. On each Closing Date, Purchaser shall pay the Closing Purchase Price for the Convertible Preferred Stock to be issued and sold to it on such date in accordance with Section 1.01 and Annex II of this Agreement. Each Closing Purchase Price shall, on the applicable Closing Date, be paid by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions provided to the Purchaser at least 48 hours in advance, against delivery of duly executed certificates representing the number of shares of Convertible Preferred Stock which Purchaser is purchasing at the applicable Closing.

          SECTION 1.03.   Closing.  The First Closing will take place at
10 a.m., New York City time, on a date to be specified by the parties
(the "First Closing Date"), which shall be no later than the second business day following satisfaction or waiver of the conditions applicable to the First Closing set forth in Article V of this Agreement (other than those conditions that by their terms are to be satisfied on the First Closing Date, but subject to the satisfaction or waiver of such conditions); provided, that the First Closing shall not occur later than June 15, 2003. The Second Closing will take place at 10 a.m., New York City time, on a date to be specified by the parties (the "Second Closing Date"), which shall be no later than the second business day following satisfaction or waiver of the conditions applicable to the Second Closing set forth in Article V of this Agreement (other than those conditions that by their terms are to be satisfied on the Second Closing Date, but subject to the satisfaction or waiver of such conditions); provided, that the Second Closing shall not occur prior to May 1, 2004 nor later than July 31, 2004. If a Third Closing Termination Right is not exercised, the Third Closing will take place at 10 a.m., New York City time, on a date to be specified by the parties (the "Third Closing Date"), which shall be no later than the second business day following satisfaction or waiver of the conditions applicable to the Third Closing set forth in Article V of this Agreement (other than those conditions that by their terms are to be satisfied on the Third Closing Date, but subject to the satisfaction or waiver of such conditions); provided, that the Third Closing shall not occur prior to May 1, 2005 nor later than July 31, 2005. The First Closing Date, the Second Closing Date and the Third Closing Date are individually referred to herein as a "Closing Date". Each Closing shall occur on the applicable Closing Date at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York, 10019.

ARTICLE II

Representations and Warranties of the Company

The Company represents and warrants to, and agrees with, the Purchaser that:

          SECTION 2.01. Organization, Standing, etc. The Company and each of its Subsidiaries is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with all requisite power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as currently owned, leased, operated and conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing, individually or in the aggregate, would not or would not reasonably be expected to result in a Material Adverse Effect. "Subsidiaries" means any corporation or other entity, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, 50% or more of the equity or other ownership interest of such corporation or other entity.

          SECTION 2.02. Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of 30,000,000 shares of common stock, no par value (the "Common Stock") and 10,000,000 shares of no par value preferred stock, of which 5,479,514 shares of Common Stock are issued and outstanding and no shares of preferred stock are issued and outstanding. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. Except as disclosed in Schedule 2.02(a), there are no outstanding securities, options, "phantom" stock rights, stock appreciation rights, stock-based performance units, warrants, calls, rights, contracts, commitments, agreements, instruments, arrangements, understandings, obligations or undertakings of any kind to which the Company or any of its Subsidiaries is bound, (i) (A) obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of, or securities convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of, the Company or any of its Subsidiaries or (B) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of shares of capital stock or other voting securities of the Company or any of its Subsidiaries or (ii) obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any security, option, "phantom" stock rights, stock appreciation right, stock-based performance unit, warrant, call, right, contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire (i) any shares of capital stock of the Company or its Subsidiaries or (ii) any option or other equity-based award pursuant to which the Company or any of its Subsidiaries have any obligations. Except as disclosed in Schedule 2.02(a), (i) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act
(except the Registration Rights Agreement) and (ii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Convertible Preferred Stock.

          (b) As of the date of this Agreement, (i) 700,000 shares of Common Stock are authorized for issuance pursuant to the Company's 1993 Stock Option Plan and 300,000 shares of Common Stock were previously authorized for issuance pursuant to the Company's 1991 Stock Option Plan (which plan has been terminated)(such plans, collectively, the "Stock Option Plans"), of which (A) 552,115 shares are reserved and available for issuance under the Stock Option Plans, (B) 304,190 shares are subject to outstanding Stock Options under the Stock Option Plans and (C) 229,115 shares are subject to currently exercisable Stock Options under the Stock Option Plans, and (ii) 150,000 shares of Common Stock are authorized for issuance pursuant to the Company's 1995 Stock Purchase Plan (the "Stock Purchase Plan" and, together with the Stock Option Plans, the "Stock Plans"), of which (A) 144,690 shares are reserved and available for issuance under the Stock Purchase Plan and (B) 5,310 shares have previously been issued under the Stock Purchase Plan. As of the date of this Agreement, the Company is not subject to any share delivery obligations under the Stock Purchase Plan with respect to amounts paid by participants under such plan. Schedule 2.02(b) sets forth a complete and accurate list, as the date hereof, of outstanding stock options and all other rights to purchase or receive shares of Common Stock granted under the Stock Plans or otherwise (collectively, the "Stock Options"), the number of shares of Common Stock subject to each such Stock Option, the name of the Stock Plan pursuant to which such Stock Option was granted, the grant date, expiration date and exercise price of such Stock Option, the vesting schedule of such Stock Option and the name of the holder of such Stock Option. All outstanding Stock Options are evidenced by stock option agreements substantially in the forms attached as Exhibit A to Schedule 2.02(b).

          (c) Schedule 2.02(c) sets forth a complete and accurate list of each of the Company's Subsidiaries and the jurisdiction of incorporation or organization of each Subsidiary. All of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances, mortgages and security interests of any kind or nature whatsoever (collectively, "Liens") except as otherwise disclosed in Schedule 2.02(c). Except as disclosed in
Schedule 2.02(c) and except for the capital stock of its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any person.

          SECTION 2.03.   Issuance of Securities.  The Convertible
Preferred Stock has been duly and validly authorized or, as of the First Closing Date, will be duly and validly authorized, and, when issued and delivered as provided herein, will be duly and validly executed, authenticated, issued and delivered. Upon issuance, the Convertible Preferred Stock will be fully paid and non-assessable and free of preemptive or similar rights and will be entitled to the benefits provided by the Certificate of Designations. The shares of Common Stock issuable upon conversion of the Convertible Preferred Stock (the "Conversion Shares"), upon issuance, will be duly and validly issued, fully paid and non-assessable.

          SECTION 2.04. Authorization; Enforcement. Except as disclosed in Schedule 2.04, the Company has all requisite corporate power and authority to file and perform its obligations under the Certificate of Designations and to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement and upon execution and filing of the Certificate of Designations, each of such agreements and instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          SECTION 2.05.   Absence of Changes.  Except as set forth in
Schedule 2.05, since February 28, 2002 to the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and:

          (a) there has not been any event that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

          (b) no event or transaction has occurred that would be prohibited by Section 4.08 of this Agreement.

          SECTION 2.06. Acknowledgment of Dilution; Board Recommendation. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Conversion Shares. The Company's directors and executive officers have studied and fully understand the nature of the Securities being sold hereunder. The
Company further acknowledges that its obligation to issue Conversion
Shares in accordance with this Agreement and the Certificate of Designations is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company. Taking the foregoing into account, the Company's Board of Directors has determined, in its good faith business judgment, that the issuance of the Convertible Preferred Stock hereunder and under the Certificate of Designations and the consummation of the transactions contemplated hereby and thereby are in the best interest of the Company and its shareholders.

          (b) The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present either in person or by telephone, duly and unanimously adopted resolutions
(i) directing that (A) this Agreement and (B) the election to the Company's Board of Directors of persons designated by Purchaser be submitted to a vote at a meeting of the Company's shareholders to be held as promptly as practicable following the date of this Agreement and
(ii) recommending that such shareholders approve (A) this Agreement (the "Transaction Approval"), and (B) the election of such persons to the Company's Board of Directors (together with the Transaction Approval, the "Shareholder Approval") which resolutions have not been modified, supplemented or rescinded and remain in full force and effect.

          SECTION 2.07. Real Property. The Company and its Subsidiaries have good and marketable title to all real property and all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except as otherwise disclosed to the Purchaser in Schedule 2.07. Any real property held under lease by the Company and its Subsidiaries is held by them under valid, subsisting and enforceable leases with such exceptions as, individually or in the aggregate, would not or would not reasonably be expected to result in a Material Adverse Effect.

          SECTION 2.08. No Conflicts; Consents. The issue and sale of the Convertible Preferred Stock hereunder and the compliance by the Company with all of the provisions of this Agreement and the Registrations Rights Agreement, and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or (with the giving of notice or the lapse of time or both) constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject,
(ii) the provisions of the charter, by-laws or other constitutive documents of the Company or any of its Subsidiaries or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets except, in the cases of clause (i) or
(iii), such breaches, violations or defaults that, individually or in the aggregate, would not or would not reasonably be expected to result in a Material Adverse Effect.

          (b) The Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any governmental entity, including any Federal, state or local government or any court, administrative agency or commission or other governmental or regulatory authority or agency (each, a "Governmental Entity"), in connection with the execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby, except for (i) the filing with the SEC of a proxy statement relating to the meeting of the shareholders of the Company to be called and convened for purposes of obtaining the Shareholder Approval (such proxy statement as amended or supplemented from time to time, the "Proxy Statement") and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby (ii) the delivery to the

Secretary of State of the State of Iowa for filing of the Certificate of Designations, (iii) any filings required under the rules and regulations of the New York Stock Exchange (the "NYSE") and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made, individually or in the aggregate, would not or would not reasonably be expected to (A) have a Material Adverse Effect, (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement and the Registration Rights Agreement or (C) prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement.

          SECTION 2.09. No Violation. Neither the Company nor any of its Subsidiaries (i) is in violation of its charter, by-laws or other constitutive documents, (ii) is in default in any respect, and no event has occurred which (with the giving of notice or the lapse of time or both) would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree (including any Environmental Laws) to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except for, in the case of clause (ii), such defaults, violations or failures to obtain that, individually or in the aggregate, would not or would not reasonably be expected to have a Material Adverse Effect.

          SECTION 2.10. Legal and Governmental Proceedings. Except as otherwise disclosed in Schedule 2.10, there are no legal or governmental proceedings pending (including proceedings pursuant to Environmental Laws) to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, individually or in the aggregate, could have or could reasonably be expected to have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          SECTION 2.11. Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities, will not be, an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

          SECTION 2.12. Full Disclosure. The Company has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be filed by the Company with the SEC since January 1, 2001 (the "Company
SEC Documents"). As of their respective dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such

Company SEC Documents, and none of the Company SEC Documents at the time it was filed contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          SECTION 2.13. Financial Statements. The consolidated historical financial statements, together with the related notes thereto, included in the Company SEC Documents fairly present the financial position of the Company at the respective dates indicated and the results of operations and cash flows for the respective periods indicated, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods.

          (b) Except as set forth in the financial statements included in the Company's Form 10-K for the year ended February 28, 2002, and except for debt incurred after the date of this Agreement in accordance with
Section 4.08(e) and liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) (i) of a nature required to be disclosed on a balance sheet or in the related notes to financial statements prepared in accordance with GAAP, (ii) that constitute indebtedness for borrowed money or (iii) which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

          SECTION 2.14. Intellectual Property. The Company and each of its Subsidiaries owns or possesses all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of their respective businesses (the "Intellectual Property"), and neither the Company nor any of its Subsidiaries is aware of any claim to the contrary or any challenge by any other person to the rights of the Company or its Subsidiaries with respect to such Intellectual Property that, if determined adversely to the Company or any such Subsidiary, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect.

          SECTION 2.15. Contracts. Schedule 2.15 sets forth each contract, commitment, agreement, lease, instrument, arrangement, understanding, obligation or undertaking to which the Company or any of its Subsidiaries is a party or by or to which any of their properties are bound or subject that is material to the business of the Company and its Subsidiaries, taken as a whole, including any such contract, commitment, agreement, lease, instrument, arrangement, understanding, obligation or undertaking:

          (a) pursuant to which the Company or any of its Subsidiaries has agreed not to compete with any person, or to actively engage, in any line of business;

          (b) pursuant to which the Company or any of its Subsidiaries has entered into an exclusive distributorship arrangement;

          (c) with (i) any beneficial owner of more than one percent of the outstanding Common Stock, (ii) any affiliate of the Company or any of its Subsidiaries or (iii) any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries or of any affiliate of the Company or any of its Subsidiaries, including loan agreements and agreements not to compete;

          (d) that grants exclusive license rights to the Intellectual Property of the Company;

          (e)   under which the Company or any of its Subsidiaries has
(i) incurred any indebtedness for borrowed money that is currently owing or
(ii) given any guarantee in respect of indebtedness for repayment of borrowed money, in each case having an aggregate principal amount in excess of $100,000;

          (f) that contains any guarantees as to the Company's or any of its Subsidiaries future revenues or operating income;

          (g) that is otherwise material and that requires any consent (including any consent to assignment) of or notice to a third party, or any approval, authorization, qualification or order of any Governmental Entity, in connection with this Agreement and the Registration Rights Agreement or the consummation of the transactions contemplated hereby and thereby in order to avoid termination of or loss of benefits thereunder;

          (h) providing for payments of royalties to third parties at a current rate in excess of $100,000 per year;

          (i) not made in the ordinary course of business granting a third party any license to any Intellectual Property of the Company or any of its Subsidiaries;

          (j) providing confidential treatment by the Company or any of its Subsidiaries of third party information, other than (i) nondisclosure agreements entered into by the Company or any of its Subsidiaries in the ordinary course of business or (ii) the confidentiality agreement between the Company and American Securities Capital Partners, L.P., dated
July 15, 2002 (the "Confidentiality Agreement"); and

          (k) granting the other party thereto or a third party "most favored nation" status that, following consummation of the transactions contemplated hereby, would in any way apply to the Company or its Subsidiaries.

          Each contract of the Company and its Subsidiaries required to be listed in Schedule 2.15 is in full force and effect and is a legal, valid and binding agreement of the Company or such Subsidiary and, to the knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, except for such failures to be in full force and effect or enforceable that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries has performed or is performing in all material respects all material obligations required to be performed by it under such contracts and is not (with or without notice or lapse of time or both) in breach or default in any material respect thereunder, and, to the knowledge of the Company, no other party to any of such contracts is (with or without notice or lapse of time or both) in breach or default in any material respect thereunder except, in each case, for such instances of nonperformance and such breaches that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

          SECTION 2.16. Labor. There are no collective bargaining agreements or other labor union agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound, and no such agreements are being negotiated by the Company or any of its Subsidiaries. Since February 28, 2002, neither the Company nor any of its Subsidiaries has encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts. The Company and its Subsidiaries have not been engaged in any unfair labor practice and there are no unfair labor practice complaints against the Company or any of its Subsidiaries pending before any Governmental Entity or threatened in writing.

          SECTION 2.17. Benefit Plans and Agreements. Except as set forth in Schedule 2.17(a)(i), from February 28, 2002, to the date of this Agreement, there has not been any adoption or amendment by the Company or any of its Subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, thrift, savings, stock bonus, restricted stock, cafeteria, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, arrangement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company, any of its Subsidiaries, or any other person or entity that, together with the Company or any of its Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code
(a "Commonly Controlled Entity"), in each case providing benefits to any current or former director, officer, employee, consultant or independent contractor of the Company or any of its Subsidiaries (collectively, "Benefit Plans") or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Benefit Plan or any change in the manner in which contributions to any Benefit Plan are made or the basis on which such contributions are determined. Except as set forth in Schedule 2.17(a)(ii), as of the date of this Agreement, there are not any employment, consulting, deferred compensation, indemnification, severance or termination agreements or arrangements between the Company or any of its Subsidiaries and any current or former director, officer, employee, consultant or independent contractor of the Company or any of its Subsidiaries (collectively, the "Benefit Agreements"), nor does the Company or any of its Subsidiaries have any general severance plan or policy.

          (b) Schedule 2.17(b) contains a list of all Benefit Plans, including those that are "employee pension benefit plans" (as defined in

Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Company Pension Plans") and "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), and Benefit Agreements. The Company has delivered to Purchaser true, complete and correct copies of (i) each Benefit Plan and Benefit Agreement (or, in the case of any unwritten Benefit Plan or Benefit Agreement, a description thereof), (ii) the two most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service with respect to each Benefit
Plan, (iii) the most recent summary plan description for each Benefit Plan for which a summary plan description is required and (iv) each trust agreement and insurance or group annuity contract in effect as of the date of this Agreement relating to any Benefit Plan or Benefit Agreement.

          (c) The Company, its Subsidiaries, each of their respective officers, each Benefit Plan, each trust created thereunder and each trustee or administrator thereof is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable law. Each Benefit Plan and Benefit Agreement has been administered in compliance with its terms in all material respects. There is no material pending or, to the knowledge of the Company, threatened, litigation, investigation, dispute, suit, proceeding or other claim (except for claims for benefits payable in the normal course operation of the Benefit Plans and Benefit Agreements) against, involving or relating to any Benefit Plan or Benefit Agreement. All contributions and premiums required to be made under the terms of any Benefit Plan or any Benefit Agreement as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company SEC Documents. All Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification, materially increase its costs or require security under Section 307 of ERISA.

          (d) No Pension Plan is subject to the provisions of Title IV of ERISA, and none of the Company, any of its Subsidiaries or any Commonly Controlled Entity has any actual or contingent liability under Title IV of ERISA. With respect to any Benefit Plan that is an employee welfare benefit plan, (i) no such Benefit Plan is unfunded or funded through a "welfare benefits fund" (as such term is defined in Section 419(e) of the Code),
(ii) each such Benefit Plan that is a "group health plan" (as such term is defined in Section 5001(b)(1) of the Code) complies with the applicable requirements of Section 4980B(f) of the Code and (iii) each such Benefit Plan (including any such Benefit Plan covering retirees or other former directors, officers, employees, consultants and independent contractors) may be amended or terminated without material liability to the Company and its Subsidiaries at any time. The Company and its Subsidiaries have no obligations for retiree health and life benefits under any Benefit
Plan or Benefit Agreement.

          (e) Except as set forth in Schedule 2.17(e), none of the execution and delivery by the Company of this Agreement and the consummation of transactions contemplated hereby (including as a result of any termination of employment), will (i) entitle any current or former director, officer, employee, consultant or independent contractor of the Company or any of its Subsidiaries to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Benefit Plan or Benefit Agreement or (iii) result in any breach or violation of, or a default under, any Benefit Plan or Benefit Agreement.

          (f) Other than payments or benefits that may be made or provided to the persons listed in Schedule 2.17(f) (the "Primary Company Executives"), no amount or other entitlement or economic benefit that could be received (whether in cash or property or the vesting of property) as a result of the transactions contemplated by this Agreement by or for the benefit of any employee, officer, director or consultant of the Company or any of its Subsidiaries or any of their affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Benefit Plan or Benefit Agreement or otherwise would be characterized an "excess parachute payment" (as defined in Section 280G(b)
(1) of the Code) and no disqualified individual is entitled to receive any additional payment from the Company, any of its Subsidiaries or any other person in the event that the excise tax under Section 4999 of the Code is imposed on such disqualified individual. Set forth in Schedule 2.17(f) is
(i) the estimated maximum amount that could be paid to each Primary Company Executive as a result of the transactions contemplated by this Agreement under all Benefit Plans and Benefit Agreements and (ii) the "base amount"
(as defined in Section 280G(b)(3) of the Code) for each Primary Company Executive calculated as of the date of this Agreement.

          SECTION 2.18. Taxes. The Company and each of its Subsidiaries have timely filed all Tax Returns required to be filed and have paid all Taxes required to be paid. The most recent audited financial statements for the Company reflect an adequate reserve for all Taxes payable by the Company and the Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any material Tax Returns required to be filed by the Company or the Subsidiaries. Neither the Company nor its Subsidiaries have any knowledge of any material disputes or claims concerning any Tax liability of the Company or the Subsidiaries claimed or raised by any taxing authority. Neither the Company nor its Subsidiaries are under audit or examination by any taxing authority, and no such audit or examination has been threatened.

          (b) For purposes of this Agreement, "Tax" shall mean all forms of taxation or duties imposed, or required to be collected or withheld, including charges, together with any related interest, penalties or other additional amounts, and "Tax Return" shall mean any return, filing, report, questionnaire, information statement or other document required to be filed, including any amendments that may be filed, for any taxable period with any taxing authority (whether or not a payment is required to be made with respect to such filing).

          SECTION 2.19. Books and Records. The Company (i) makes and keeps accurate books and records and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's authorization,
(B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to its assets is permitted only in accordance with management's general or specific authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

          SECTION 2.20. Loan Defaults. The rate of defaults on the repayment of loans extended by the Company has not increased in any material respect as compared to the rate of defaults historically experienced by the Company.

          SECTION 2.21. Environmental. Except as would not or would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect: (i) there has been no presence, Release, storage, generation, manufacture, refinement, transportation, handling or treatment of Hazardous Materials, at, in, on, under or from any property now or previously owned, leased or operated by the Company or any of its Subsidiaries in violation of, or which would result in liability or otherwise any require remedial action under, any Environmental law or any permit issued thereunder; and (ii) neither the Company nor any of its Subsidiaries has received any notice alleging that the Company or any of its Subsidiaries is in violation of, or liable under, any Environmental Laws or any permit issued thereunder. As used herein, (i) the term "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Entity, relating in any way to the environment, preservation or reclamation of natural resources, the presence, management or release of Hazardous Materials or to health and safety matters, (ii) the term "Hazardous Materials" means (A) petroleum products and byproducts, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas and all ozone-depleting substances or (B) any chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited or regulated pursuant to any Environmental Law, and (iii) the term "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

          SECTION 2.22. Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their properties, and as is customary for companies engaged in similar businesses in similar industries.
Schedule 2.22 sets forth a list of each of the insurance policies covering the Company and its Subsidiaries and the expiration dates of such policies.

          SECTION 2.23. Transactions with Affiliates. Except as set forth in Schedule 2.23, none of the agreements, contracts or other arrangements between the Company or any of its Subsidiaries, on the one hand, and (i) any affiliate of the Company or any of its Subsidiaries or
(ii) any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries or of any affiliate of the Company or any of its Subsidiaries, on the other hand, will continue in effect subsequent to the First Closing Date.

          SECTION 2.24. Banking Regulations. The Company is not a "bank" as such term is defined in the Bank Holding Company Act of 1956 (the "BCHA") and is in compliance with the BCHA.

          SECTION 2.25. Securities Act. Subject to the accuracy of the representations and warranties of Purchaser contained herein, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Act.

          SECTION 2.26. General Solicitation. Neither the Company, any affiliate of the Company nor any person acting on its or their behalf, has sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902 of the Securities Act.

          SECTION 2.27. Integration. Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has sold to any person any Securities or any securities of the same or a similar class as the Securities other than Securities offered or sold to the Purchaser hereunder. The Company will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities
Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to each Closing Date, is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act.

          SECTION 2.28.   Solvency.   The Company (both before and after
giving effect to each Closing) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year, other than the possibility of a qualified opinion in the event the transactions contemplated by this Agreement do not occur.

          SECTION 2.29. Vote Required. The affirmative vote of a majority of the votes cast at a meeting of the shareholders of the Company, at which a majority of the outstanding shares of the Company's Common Stock are represented, to obtain the Shareholder Approval is the only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the transactions contemplated hereby.

          SECTION 2.30. Business Combination Statute. The Board of Directors of the Company has unanimously approved the terms of this Agreement and the transactions contemplated hereby, and such approval represents all action necessary to render inapplicable to this Agreement and the transactions contemplated hereby the provisions of Section 490.1110 of the Iowa Business Corporations Act.

          SECTION 2.31.   No Brokers.   The Company has dealt with no broker,
finder, commission agent or other Person in connection with the sale of the Securities and the transactions contemplated by this Agreement, and the Company is under no obligation to pay any broker's fee or commission in connection with such transactions, other than dealings with and obligations to Rabobank International.

          SECTION 2.32. Fairness Opinion. The Board of Directors of the Company has received the oral opinion of Rabobank International, to the effect that, as of the date hereof, the Purchase Price is fair, from a financial point of view, to holders of the Common Stock.

          SECTION 2.33. Margin Regulations. The Company is not engaged in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as such terms are defined or used in any of Regulations T, U or X of the Board of Governors of the Federal Reserve System).

          SECTION 2.34. August 31 Loans. Schedule 2.34 sets forth (i) the amount of all outstanding loans, by customer, payable to the Company as of August 31, 2002 (such loans, together with all program and other fees subject to collection by the Company, the "August 31 Loans") and (ii) the value of reserves established by the Company for such outstanding loans as of August 31, 2002 (the "August 31 Reserves"). Schedule 2.34 indicates which of the August 31 Loans are on non-accrual status for purposes of GAAP.

ARTICLE III

Representations and Warranties of the Purchaser

Purchaser hereby represents and warrants to, and agrees with the Company that:

          SECTION 3.01. Authorization: Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered by the Purchaser, and, assuming the due authorization, execution and delivery by the Company, constitute valid and binding agreements of the Purchaser, enforceable against the Purchaser in accordance with their terms.

          SECTION 3.02. Compliance with Securities Act. Purchaser will offer and sell the Securities only (i) pursuant to an effective registration statement under the Securities Act or (ii) under a valid exemption for the registration requirements of the Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

          SECTION 3.03. Investment Purpose. Purchaser is purchasing the Securities (as well as any Conversion Shares) for Purchaser's own account, for investment purposes only and not with a view towards the public sale or distribution thereof.

          SECTION 3.04. Accredited Investor Status. Purchaser is an "Accredited Investor" as the term is defined in Rule 501(a) of Regulation D.

          SECTION 3.05. Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

          SECTION 3.06. No Conflicts. The purchase of the Securities hereunder and the compliance by Purchaser with all of the provisions of this Agreement and the Registrations Rights Agreement, and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or (with the giving of notice or the lapse of time or both) constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Purchaser is a party or by which Purchaser is bound or to which any of the property or assets of Purchaser is subject, (ii) the provisions of the charter, by-laws or other constitutive documents of Purchaser or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Purchaser or any of its properties or assets except, in the cases of clause (i) or (iii), such breaches, violations or defaults that, individually or in the aggregate, could not or could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.07. Governmental Review. Purchaser understands that no Federal or state agency or any other government or governmental agency has passed upon the merits of or made any recommendation or endorsement of the Securities.

          SECTION 3.08. Legends. Purchaser understands that the Convertible Preferred Stock and the Conversion Shares (until such time as such Conversion Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by the Purchaser pursuant to Rule 144 without any restriction as to the public resale thereof) shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").
     THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW, (B) AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR (C) RULE 144 UNDER THE SECURITIES ACT.

          The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws,
(i) the sale of such Security (including the Conversion Shares) is registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such Security (including the Conversion Shares) may be made without registration under the Securities Act or (c) such holder provides the Company with reasonable assurances that such Security (including the Conversion Shares) can be sold pursuant to Rule 144 without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold. Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement and in accordance with the prospectus delivery requirements set forth in the rules promulgated by the SEC or in compliance with an exemption from the registration requirements of applicable securities laws. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser, the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 (without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold), which legend shall be

                                  -24-
<PGAE>

removed when such Security may again be sold pursuant to an effective registration statement or Rule 144 (without the aforementioned restriction).

          SECTION 3.09. Brokers. Purchaser has dealt with no broker, finder, commission agent or other Person in connection with the purchase of the Securities and the transactions contemplated by this Agreement, and Purchaser is under no obligation to pay any broker's fee or commission in connection with such transactions, other than dealings with and obligations to The Franchise Capital Source, Inc. and George K. Baum
& Company.

ARTICLE IV

Covenants

          SECTION 4.01. Reasonable Best Efforts. The parties shall use their reasonable best efforts to satisfy timely each of the conditions described in Article V of this Agreement.

          SECTION 4.02. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Purchaser promptly after such filing. The Company shall, on or before the Closing Date with respect to the First Closing, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to Purchaser at each Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Purchaser on or prior to the Closing Date with respect to the First Closing.

          SECTION 4.03. Reporting Status. The Company's Common Stock is registered under Section 12(b) of the Exchange Act. So long as Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

          SECTION 4.04. Use of Proceeds. The Company shall use the proceeds from the sale of the Securities solely in the manner set forth in Schedule 4.04 attached hereto.

          SECTION 4.05. Financial Information. The Company agrees to send the following reports to Purchaser until Purchaser transfers, assigns, or sells all of the Securities: (i) within five days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) within one day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the other shareholders of the Company, copies of any notices or other information the Company makes available or gives to such shareholders.

          SECTION 4.06. Reservation of Shares. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Convertible Preferred Stock and issuance of Conversion Shares pursuant to the Certificate of Designations. The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of the Convertible Preferred Stock without the consent of Purchaser. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of shares of Common Stock issued and issuable upon conversion of the Convertible Preferred Stock, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company's obligations under this Section 4.06, in the case of an insufficient number of authorized shares, and using its best efforts to obtain shareholder approval of an increase in such authorized number of shares.

          SECTION 4.07. Listing. The Company shall promptly secure the listing of the Conversion Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as Purchaser owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares. The Company will obtain and, so long as Purchaser owns any of the Securities, maintain the listing and trading of its Common Stock on the NYSE or the Nasdaq Stock Market, Inc. ("Nasdaq"), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchange, as applicable. The Company shall promptly provide Purchaser with copies of any notices it receives from NYSE and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

          SECTION 4.08.   Ordinary Conduct.  Except as set forth in Schedule
4.08 or otherwise expressly permitted by the terms of this Agreement, from the date hereof to the date on which the persons designated by Purchaser become members of the Company's Board of Directors (such period referred to herein as the "Restricted Period"), the Company shall conduct its business, and shall cause the business of its Subsidiaries to be conducted, in the ordinary course in substantially the same manner as presently conducted and shall make, and shall cause its Subsidiaries to make, all reasonable best efforts consistent with past practices to keep available the services of their current officers and employees and to preserve their relationships with customers, suppliers and others with whom the Company or any Subsidiary deals. The Company shall not, and shall cause its Subsidiaries not to, take any action that would, or that could reasonably be expected to, result in any of the conditions set forth in Article V of this Agreement not being satisfied. In addition, except as set forth in
Schedule 4.08 or otherwise expressly permitted by the terms of this Agreement, during the Restricted Period, the Company shall not, and shall cause its Subsidiaries not to, do any of the following without the prior written consent of Purchaser:

          (a) (i) amend its articles of incorporation or by-laws or comparable charter or organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other manner the corporate structure or ownership of any Subsidiary of the Company or
(ii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other reorganization of the Company or any Subsidiary of the Company other than the transactions contemplated by this Agreement;

          (b) declare or pay any dividend or make any other distribution to its shareholders whether or not upon or in respect of any shares of its capital stock;

          (c) redeem or otherwise acquire any shares of its capital stock or any Stock Option or issue any capital stock or any option, warrant or right relating or linked thereto or any securities convertible into or exchangeable for any shares of capital stock (except (i) the issuance of Securities to Purchaser, (ii) the issuance of Common Stock upon the exercise of Stock Options outstanding on the date of this Agreement or (iii) the issuance of Common Stock in connection with purchases of such stock pursuant to the Stock Purchase Plan);

          (d) except as required to comply with applicable law, (i) increase in any manner the compensation or fringe or other benefits of, or grant or pay any bonus to, any current or former director, officer, employee, consultant or independent contractor of the Company or any of its Subsidiaries, except in the ordinary course of business consistent with past practice or as may required by any Benefit Plan or Benefit Agreement set forth in Schedule 2.17(a), (ii) grant to any current or former director, officer, employee, consultant or independent contractor of the Company any increase in severance or termination pay,
(iii) establish, adopt, enter into, terminate, extend, renew or amend in any material respect any collective bargaining agreement, Benefit Plan or Benefit Agreement, (iv) take any action to accelerate or increase any rights or benefits under any Benefit Plan or Benefit Agreement, (v) take any action to fund or in any other way secure the payment of compensation or benefits under any Benefit Plan or Benefit Agreement, (vi) make any material determinations not in the ordinary course of business consistent with past practice under any collective bargaining agreement, Benefit Plan or Benefit Agreement, (vii) amend or modify any Stock Option or (viii) make any loan or cash advance to, or engage in any transaction with, any current or former director, officer, employee, consultant or independent contractor, other than travel and other business expenses advanced to such persons in the ordinary course of business consistent with past practice;

          (e) incur, assume or guarantee any liabilities, obligations or indebtedness for borrowed money, except for liabilities, obligations or indebtedness incurred pursuant to (i) the Master Trust Indenture and Security Agreement, dated June 23, 1999, among the Company, Ag Acceptance Corporation, U.S. Bank, N.A. and MBIA Insurance Corporation, as amended or (ii) the Amended and Restated Credit Agreement, dated December 11, 2002, among the

Company, various lenders, and Cooperative Centrale Raiffeisen-Boerenleenbank B.A. "Rabobank Nederland", New York Branch;

          (f) except as required by law, (i) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date of this Agreement, of liabilities reflected or reserved against in the audited financial statements (or the notes thereto) of the Company included in the Company's Annual Report on Form 10-K dated February 28, 2002 (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (ii) cancel any material indebtedness, (iii) waive, release, grant or transfer any claims or rights of substantial value or (iv) waive any benefit of, or agree to modify in any respect, or fail to enforce, the confidentiality provisions relating to the Company's information in any agreement to which the Company or any of its Subsidiaries is a party;

          (g) make any change in any method of accounting or accounting practice or policy other than those required by GAAP, except for the change in the Company's policy on revenue recognition, as described in the Company's quarterly report on Form 10-Q for the period ended November 30, 2002;

          (h) enter into any contract that would have been required to be set forth on Schedule 2.15 or modify, amend or terminate any contract listed on such Schedule 2.15;

          (i) make or incur any capital expenditure which, individually, is in excess of $50,000 or make or incur any such expenditures which, in the aggregate, are in excess of $100,000;

          (j) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (ii) except as permitted by Section 4.08(i), any assets other than inventory, supplies, raw materials or other immaterial assets, in each case in the ordinary course of business consistent with past practice;

          (k) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets or any interests therein (including securitizations), except sales of inventory in the ordinary course of business consistent with past practice;

          (l) make any change in any material terms of its agreements with suppliers;

          (m) make any material change in the Company's credit and collection policy, as amended in January 2000 and attached hereto as Exhibit E (the "Credit and Collection Policy"), including expanding approved industries and loan products, increasing lending limits, relaxing underwriting criteria or increasing delegated authorities (other than in the ordinary course of individual promotions), except as required to comply with regulatory changes or accounting pronouncements;

          (n) (i) purchase any loans from a third party or acquire participation interests in any such loans, in each case, for more than $100,000, (ii) sell any existing loans for less than the face value of such loans or (iii) sell participation interests in any existing or future loans, except for sales of participation interests in conjunction with the guaranteed loan program administered by the Farm Service Agency of the U.S. Department of Agriculture (the "FSA") that are approved by Purchaser pursuant to Section 4.20;

          (o) (i) approve any loans that would result in more than $5,000,000, in the aggregate, being loaned by the Company to any one customer (as such term is defined in Section 8(d)(ii) of the Certificate of Designations), or (ii) approve any loans that would cause the percentage of the total amount of loans approved since the date hereof for a particular type of crop to exceed: 65% for corn, 65% for soybeans, 30% for wheat, 10% for cotton, 10% for rice, 5% for sugar beets, 5% for potatoes, or 15% for all other crops in the aggregate (provided that such percentage shall not exceed 5% for any one crop);

          (p)   make or change any material election with respect to Taxes; or

          (q) agree, whether in writing or otherwise, to do any of the foregoing.

          SECTION 4.09. Credit and Collection Policy. The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with the Credit and Collection Policy (including making loans that adhere to such policy), as amended from time to time in accordance with Section 4.08 of this Agreement.

          SECTION 4.10.   Access to Information.  Except as set forth in
Schedule 4.10, upon reasonable notice, the Company shall, and shall cause each of its Subsidiaries to (in order to permit Purchaser to evaluate the transactions contemplated by this Agreement), (i) at reasonable intervals from time to time, confer with Purchaser to report on operational matters and other matters reasonably requested by Purchaser and (ii) afford to Purchaser and to its officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the Restricted Period, to their respective properties, books, contracts, commitments, directors, officers, attorneys, accountants, auditors (and, to the extent within the Company's control, former auditors), other advisors and representatives, records and personnel, but only to the extent that such access does not unreasonably interfere with the business or operations of the Company or any such Subsidiary, and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to

Purchaser (a) a copy of each material report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal, state or local, domestic or foreign, laws and
(b) such other information concerning its business, properties and personnel as Purchaser may reasonably request. All such information shall constitute and shall be subject to the Confidentiality Agreement and Purchaser shall, and shall cause its advisors and representatives who receive such information to agree to, hold all such Information in confidence to the extent required by, and in accordance with, the terms of the Confidentiality Agreement. The Confidentiality Agreement shall survive any termination of this Agreement.

          SECTION 4.11. Other Transactions. The Company agrees that, from the date of this Agreement to the First Closing Date, it shall not, and it shall cause its Subsidiaries and their respective officers, directors, shareholders or other representatives not to, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, enter into agreements with, or provide any information or assistance to, any person or group (other than Purchaser and its affiliates and their respective representatives) concerning any merger, sale of securities, sale of substantial assets or similar transaction involving the Company or any Subsidiary. In the event the Company or one of its Subsidiaries receives a proposal relating to any such transaction, the Company shall promptly notify Purchaser of such proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 4.11 by any director, officer or employee of the Company or any of its Subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its Subsidiaries shall be deemed to breach of this
Section 4.11 by the Company.

          SECTION 4.12. No Integration. The Company shall not make any offers or sales of any security (other than the Convertible Preferred Stock) under circumstances that would require registration of the Convertible Preferred Stock being offered or sold hereunder under the Securities Act or cause the offering of the Convertible Preferred Stock to be integrated with any other offering of securities by the Company for the purpose of any shareholder approval provision applicable to the Company or its securities.

          SECTION 4.13. Preparation of the Proxy Statement. As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement. Each of the Company and Purchaser shall furnish all information concerning itself and its affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement. The Company shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the date of this Agreement. The Company shall promptly notify Purchaser upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall provide Purchaser with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand. If at any time prior to the First Closing Date any information relating to the Company or Purchaser, or any of their respective directors, officers or affiliates, should be discovered by the Company or Purchaser which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall (i) provide Purchaser an opportunity to review, comment on and approve such document or response, (ii) include in such document or response all comments reasonably proposed by Purchaser and
(iii) not file or mail such document or respond to the SEC prior to receiving Purchaser's approval, which approval shall not be unreasonably withheld or delayed. The Company agrees that the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The
Proxy Statement shall include the recommendation of the Board in favor of the Shareholder Approval as contemplated by Section 2.06(b).

          SECTION 4.14. Shareholder Approval. The Company shall, as soon as practicable following the date of this Agreement (in accordance with the By-laws of the company and the Iowa Business Corporations Act), establish a record date for, duly call, give notice of, convene and hold a special meeting of its shareholders for the purpose of obtaining the Shareholder Approval.

          SECTION 4.15. Directors. To the extent requested by Purchaser, the Company shall, as soon as practicable after the First Closing Date (in accordance with the By-laws of the Company and the Iowa Business Corporations Act), take all reasonable action necessary to hold a special meeting of the Company's shareholders for the purpose of electing members of the Company's Board of Directors and shall provide for the nomination at such meeting of those persons designated by Purchaser to become members of the Company's Board of Directors.

          SECTION 4.16. Compliance with Laws. The Company shall maintain appropriate compliance policies and procedures designed to ensure that the Company and its Subsidiaries comply with all applicable laws and regulations in all material respects. The compliance policies and procedures shall be satisfactory to the Company's Board of Directors.

          SECTION 4.17. Publicity. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or Purchaser's interest in the Company or the matters contained herein or therein, without obtaining the prior written approval of the Purchaser and the Company to the contents and the manner of presentation and publication thereof. Except as otherwise required by law, no references to the Purchaser or any of its affiliates shall be made in any public statement without the Purchaser's or such affiliate's written consent.

          SECTION 4.18. Shareholder Litigation. The Company shall give Purchaser the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement and the Registration Rights Agreement, and no such settlement shall be agreed to without Purchaser's prior written consent, which consent shall not be unreasonably withheld.

          SECTION 4.19. Insurance. As soon as practicable after the date of this Agreement, the Company shall solicit bids from insurance providers for insurance to cover the indemnification of the directors and officers of the Company, which coverage shall apply to acts of such directors and officers occurring prior to and subsequent to the First Closing Date, and shall promptly provide Purchaser with copies of such bids. Each bid shall contain all of the terms of the applicable insurance policy, including the premiums. The Company shall accept such bid that Purchaser requests (provided such bid is reasonably satisfactory to the Company) and shall enter into the agreements necessary to obtain insurance from the applicable provider.

          (b)   For as long as this Agreement is in effect, the Company shall
(i) keep Purchaser informed of the status of the insurance policies covering the Company and its Subsidiaries, (ii) subject to Purchaser's consent, take all steps that are necessary to renew any such insurance policies and
(iii) take such other steps with respect to such insurance policies that Purchaser reasonably requests.

          SECTION 4.20. FSA Loan Program. The Company agrees that it shall notify Purchaser in writing of any plans to sell participation interests in any existing or future loans in conjunction with the guaranteed loan program administered by FSA, and shall provide Purchaser with copies of all relevant agreements or other documents related to such planned sales. The Company shall not consummate any such sales during the Restricted Period without receiving Purchaser's approval.

          SECTION 4.21. First Closing Loan Amounts. On the First Closing Date, the Company agrees that it shall provide Purchaser with a list of
(i) all loans, by customer, funded during the period from September 1, 2002 through the First Closing Date and outstanding as of the First Closing Date,
(ii) all loans, by customer, committed to be loaned by the Company during such period, whether or not funded as of the First Closing Date, and
(iii) the value of reserves established for such loans.

          SECTION 4.22. Fairness Opinion. The Company agrees that it shall take all reasonable action necessary to receive the written opinion of Rabobank International, confirming the oral opinion described in
Section 2.32, as soon as possible after the date of this Agreement.

ARTICLE V

Conditions

          SECTION 5.01. Conditions to the Company's Obligation to Sell. The obligation of the Company hereunder to issue and sell the Convertible Preferred Stock to Purchaser at the First Closing, the Second Closing and, if a Third Closing Termination Right is not exercised, the Third Closing, is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

          (a)   With respect to the First Closing:

                (i) The Transaction Approval shall have been obtained by the Company.

                (ii) The Company shall have purchased insurance providing for at least $10,000,000 of coverage in respect of the indemnification of directors and officers of the Company, as contemplated by Section 4.19(a); provided, however, that the foregoing condition shall be deemed satisfied if Purchaser requests that the Company accept a bid from an insurance provider providing for such coverage pursuant to Section 4.19(a).

          (b) With respect to each of the First Closing, the Second Closing and, if a Third Closing Termination Right is not exercised, the Third Closing:

                (i) Purchaser shall have delivered the applicable Purchase Price in accordance with Section 1.01 and Annex II of this Agreement.

                (ii) The representations and warranties of Purchaser that are qualified as to materiality shall be true and correct, and those not qualified as to materiality shall be true and correct in all material respects, as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date).

                (iii) Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the applicable Closing Date.

                (iv) The Company shall have received a certificate or certificates, executed by the chairman of the board, chief executive officer, president or chief financial officer of Purchaser, dated as of the applicable Closing Date, to the effect of clause (ii) and (iii) of this Section 5.01(b) and as to such other matters as may be reasonably requested by the Company including, but not limited to, certificates with respect to Purchaser's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

               (v) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement that relate to the applicable Closing.

          SECTION 5.02. Conditions to Purchaser's Obligation to Purchase. The obligation of Purchaser hereunder to purchase the Convertible Preferred Stock at each of the First Closing, the Second Closing and, if a Third Closing Termination Right is not exercised, the Third Closing, is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in its sole discretion:

          (a)   With respect to the First Closing:

                (i) The Shareholder Approval shall have been obtained by the Company.

                (ii) The Certificate of Designations shall have been accepted for filing with the Secretary of State of the State of Iowa, and a copy thereof certified by such Secretary of State shall have been delivered to Purchaser.

                (iii) The Company shall have paid to Purchaser (or an entity designated by Purchaser) the amount of the Transaction Fee payable on the First Closing Date pursuant to Section 6.01 of this Agreement, and the Board of Directors of the Company shall have received a written opinion from Rabobank International, confirming the oral opinion described in Section 2.32.

                (iv) The Company shall have received resignations from the Board of Directors of the Company of the persons designated by Purchaser, effective as of the First Closing Date.

                (v) The Company shall have executed a management consulting agreement (the "Management Consulting Agreement") with ASCP in the form of Exhibit C.

                (vi) The Company shall have entered into separate non-competition agreements (each, a "Non-Competition Agreement") with each of Gaylen Miller, Henry Jungling and Kevin Schipper

          (each, an "Executive") on terms and conditions satisfactory to Purchaser, pursuant to which the Company will be required to make a $400,000 payment to each Executive on the First Closing Date. Such Non-Competition Agreements shall be in full force and effect on the First Closing Date.

                (vii) The Company shall have entered into an employment agreement with each of the Executives and Shawn Smeins (each, an "Employment Agreement") on terms and conditions satisfactory to Purchaser (it being understood that the employment agreement with each Executive and with Shawn Smeins in effect as of the date of this Agreement (as referenced in Schedule 2.17(a)(ii)) shall be terminated upon the execution of the Employment Agreement with the respective Executive or Shawn Smeins, as applicable). Such Employment Agreements shall be in full force and effect on the First Closing Date.

                (viii) A shareholder agreement (the "Shareholder Agreement") in the form of Exhibit D hereto shall have been executed by the shareholders named therein.

                (ix) The Company shall have executed the Registration Rights Agreement.

                (x) The Company shall have entered into agreements, including incentive agreements (such as stock option agreements) and non-competition agreements, with certain employees of the Company identified by Purchaser on terms and conditions satisfactory to Purchaser. Such agreements shall be in full force and effect on the First Closing Date.

                (xi) The Company shall have received the consents specified in Section 2.08(b).

                (xii)   To the extent requested by Purchaser pursuant to
          Section 4.19(a) of this Agreement, the Company shall have purchased insurance for the indemnification of directors and officers of the Company.

                (xiii) The Company (A) shall have approved and closed commitments for at least $230,000,000 in loans to customers for the 2003 crop year and (B) shall have received financing to fund such commitments that is reasonably satisfactory to Purchaser.

                (xiv) The obligations of the Federal Crop Insurance Corporation in respect of 85% of the multi-peril crop insurance claims submitted by customers of the Company and outstanding as of December 31, 2002 have been satisfied.

                (xv) Purchaser shall have completed, and shall have been satisfied in all respects with, its confirmatory due diligence investigation of the Company and its Subsidiaries.

          (b)   With respect to the Second Closing:

                (i)   The First Closing shall have occurred.

                (ii) The Company shall have paid to Purchaser (or an entity designated by Purchaser) the amount of the Transaction Fee payable on the one-year anniversary of the First Closing Date pursuant to
          Section 6.01 of this Agreement.

                (iii) The Company shall have approved at least $500,000,000 in loans to customers for the 2004 crop year.

          (c) With respect to the Third Closing, if a Third Closing Termination Right is not exercised:

                (i)   The Second Closing shall have occurred.

                (ii) The Company shall have approved at least $600,000,000 in loans to customers for the 2005 crop year.

          (d) With respect to each of the Second Closing and, if a Third Closing Termination Right is not exercised, the Third Closing, a review shall have been completed by an independent accounting firm satisfactory to Purchaser in its sole discretion, and such review shall have confirmed the satisfaction of each of the following conditions (in good faith and in accordance with GAAP and the Company's historical practices):

                (i) (A) The Company shall have achieved 90% of the annual net income target, as outlined in Exhibit F to this Agreement, for the previous fiscal year and (B) Purchaser shall reasonably expect that the Company will achieve 90% of the annual net income target, as outlined in Exhibit F to this Agreement, for the then current fiscal year. Satisfaction of the annual net income target described in clause (A) of the foregoing sentence shall be subject to the completion of an audit for the applicable fiscal year and the satisfactory review of such audit by an independent accounting firm chosen by Purchaser.

                (ii) The Company's projected collections (determined on a good faith basis) of loans outstanding as of August 31, 2002 shall exceed 99% of (A) the value of all loans or advances outstanding as of August 31, 2002 minus (B) the value of reserves established as of August 31, 2002 for such loans.

                (iii) The Company's projected collections of loans or advances made between August 31, 2002 and the First Closing Date shall exceed 99% of (A) the value of all loans or advances made during this period and outstanding as of the First Closing Date minus (B) a provision for reserves equivalent to 1.72% of such value.

          (e) With respect to each of the First Closing, the Second Closing and, if a Third Closing Termination Right is not exercised, the Third Closing:

                (i) The Company shall have in effect debt financing, including trade credit financing, on terms satisfactory to Purchaser, in its sole discretion. For the avoidance of doubt, the satisfaction of Purchaser with the Company's financing will be evaluated separately with respect to each Closing, and such satisfaction may not exist notwithstanding the terms of the financing (including size, advance rates, maturities and costs) in effect on the applicable Closing being substantially similar to the terms of financing deemed satisfactory by Purchaser on a previous Closing.

                (ii) The Company shall have delivered to Purchaser duly executed certificates (in such denominations as Purchaser shall request) representing the Securities purchased at such Closing in accordance with Section 1.01 and Annex II of this Agreement.

                (iii) The Company shall have reimbursed Purchaser (or an entity designated by Purchaser) for their respective expenses in accordance with Section 6.02 of this Agreement.

                (iv) The representations and warranties of the Company that are qualified as to materiality shall be true and correct, and those not qualified as to materiality shall be true and correct in all material respects, as of the date when made and as of the applicable Closing Date as though made at such time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date).

                (v) The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date.

                (vi) Purchaser shall have received a certificate or certificates, executed by the chairman of the board or the chief executive officer of the Company, dated as of the applicable
          Closing Date, to the effect of clauses (iv) and (v) of this
          Section 5.02(e) and as to such other matters as may be reasonably requested by Purchaser including, but not limited to, certificates with respect to the Company's Articles of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

                (vii) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement that relate to such Closing.

                (viii) Since the date of this Agreement, no event has occurred that has had or would reasonably be expected to have a Material Adverse Effect. "Material Adverse Effect" shall mean any of the following: (i) a material adverse effect on the condition (financial or other), business (including loan revenues, commission rates and rates of loan write-offs and delinquencies), prospects, properties or results of operations of the Company and its Subsidiaries, taken as a whole, (ii) a material disruption or material adverse change in financial, banking or capital markets in the United States, (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (iv) a material adverse change in the agriculture services industry (including as a result of the Federal Crop Insurance Corporation ceasing to underwrite multi-peril crop insurance or materially altering the terms of such underwriting, a material change in or discontinuance of subsidies by the United States Department of Agriculture pursuant to the Farm Security and Rural Investment Act of 2002, or a material change in or discontinuance of other federal farm funding programs), in the case of the foregoing clauses (ii) and (iii), if the effect of any of the events specified in such clauses, in the judgment of Purchaser, makes it impracticable or inadvisable to proceed with the transactions contemplated by this Agreement that have not yet been completed.

ARTICLE VI

Fees and Expenses

          SECTION 6.01. Transaction Fee. The Company agrees that it shall pay Purchaser or ASCP a transaction fee (the "Transaction Fee") equivalent to the sum of (i) $350,000 plus (ii) 0.5% of (A) the amount of funds loaned to the Company and (B) the amount of funds unfunded but committed to be loaned to the Company, in each case under credit facilities in effect as of the First Closing Date. The Company shall pay 50% of the Transaction Fee on the First Closing Date and the remaining 50% on the one-year anniversary of the First Closing Date. The Transaction Fee shall be payable by the Company if the First Closing occurs and shall not be contingent in any way on the occurrence of the Second Closing or the Third Closing.

          SECTION 6.02. Expenses. The Company agrees that it shall reimburse Purchaser and its affiliates for their respective expenses reasonably incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of their respective counsel, finders, accountants, brokers and other advisors and experts. The Company shall pay Purchaser (or an entity designated by Purchaser) an amount equivalent to such expenses (i) incurred prior to the First Closing Date on the First Closing Date and (ii) as incurred subsequent to the First Closing Date. The Company and Purchaser acknowledge and agree that the Company previously paid $500,000 to Purchaser and that the amount payable by the Company to Purchaser pursuant to clause (i) of this Section 6.02 shall be reduced by $500,000 to reflect such payment.

          SECTION 6.03. Other Fees and Expenses. The Company agrees that, if (i) the Company does not obtain Shareholder Approval, (ii) the First Closing does not occur due to the failure of the condition set forth in Section 5.01(a)(ii), or (iii) this Agreement is terminated pursuant to Section 7.01(d) or 7.01(f), the Company shall, promptly thereafter, reimburse Purchaser (by wire transfer of same day funds to an account designated by Purchaser) for its reasonable business expenses incurred in connection with this Agreement and the transactions contemplated hereby in an amount not to exceed $1,500,000.

                (b)   The Company shall pay to Purchaser $5,000,000 if
          (i) this Agreement is terminated pursuant to Section 7.01(d) or
          (ii) this Agreement is terminated pursuant to Section 7.01(b) or
          Section 7.01(c) and, in the case of this clause (ii), the Company enters into an agreement or otherwise consummates a transaction with any person or group (other than Purchaser or its affiliates) relating to any merger, sale of equity or debt securities, sale of substantial assets or similar transaction involving the Company and its Subsidiaries during the 18-month period following such termination. Such fee shall be payable by wire transfer of same day funds to an account designated by Purchaser within two business days of such termination in the case of clause (i) or prior to the date such agreement is entered into or such transaction is consummated, whichever comes first, in the case of clause (ii).

ARTICLE VII

Termination

          SECTION 7.01. Termination. Notwithstanding anything contained herein to the contrary, this Agreement may be terminated, and the transactions contemplated hereby abandoned, as follows:

                (a)   by mutual written consent of the Company and Purchaser;

                (b) by the Company or Purchaser, if the Company does not receive the Shareholder Approval;

                (c) by the Company or Purchaser, if the First Closing Date does not occur by June 15, 2003;

                (d) by Purchaser, if the Board of Directors of the Company withdraws or modifies in a manner adverse to Purchaser the recommendations contemplated by Sections 2.06(b) and 4.08 of this Agreement or otherwise recommends another transaction;

                (e) by the Company or Purchaser, if (i) any temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "Legal Restraints") issued upon the application of any Governmental Entity that has the effect of preventing the transactions contemplated by this Agreement shall be in effect or (ii) any such Legal Restraint issued upon the application of any other person shall be in effect and shall have become final and nonappealable;

                (f) by Purchaser, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 5.02(e)(iv) or 5.02(e)(v) and
          (ii) has not been or is incapable of being cured by the Company within 30 calendar days after its receipt of written notice thereof from Purchaser;

                (g) by the Company, if Purchaser shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 5.01(b)(ii) or 5.01(b)
          (iii) and (ii) has not been or is incapable of being cured by Purchaser within 30 calendar days after its receipt of written notice thereof from the Company;

                (h)   by the Company or Purchaser, if the Second Closing
          Date does not occur by July 31, 2004; provided, however, that such termination shall only relate to the rights and obligations relating to the Second Closing; or

                (i) by the Company or Purchaser, if the Third Closing Termination Right is not exercised and the Third Closing Date does not occur by July 31, 2005; provided, however, that such termination shall only relate to the rights and obligations relating to the Third Closing.

          SECTION 7.02. Consequences of Termination. In the event of termination by the Company or Purchaser pursuant to Section 7.01 (other than Section 7.01(h) and 7.01(i)), this Agreement shall become void and of no further force or effect, except for the second and third sentences of Section 4.10 relating to access to information, the provisions of
Article VI, the provisions of Section 8.01 and this Section 7.02.
Nothing in this Article VII or elsewhere in this Agreement shall be deemed to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement. Nothing in this Article VII shall be deemed to release either party from any liability for any breach by such party of the terms and provisions of this Agreement.

ARTICLE VIII

Miscellaneous

          SECTION 8.01. Indemnity. From the date of this Agreement to the First Closing Date, the Company agrees to indemnify and hold harmless Purchaser, ASCP and their respective officers, directors, employees, affiliates, agents and controlling persons from and against any and all losses, claims, damages, liabilities and expenses, including the fees, charges and disbursements of counsel, to which any such indemnified persons may become subject arising out of or in connection with (i) the execution and delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by such persons of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any of such indemnified parties is a party thereto; provided, however, that such indemnity shall not, as to any indemnified party, apply to losses, claims, damages, liabilities or related expenses to the extent they are found in a final judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such indemnified party. The Company further agrees that, within 15 days of receipt of notice of an indemnifiable loss, claim, damage, liability or expense from an indemnified party, it shall pay the amount stated in such notice to such indemnified party. For the avoidance of doubt, if the First Closing does not occur, the Company's obligations under this Section 8.01 shall continue indefinitely.

          SECTION 8.02. Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, real estate transfer or gains and stock transfer Taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Company.

          SECTION 8.03. Entire Agreement. This Agreement (including all schedules and exhibits hereto) and the Registration Rights Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Registration Rights Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

          SECTION 8.04. Amendment and Waiver. This Agreement may be amended by the parties at any time, whether before or after the Shareholder Approval has been obtained; provided, however, that after the Shareholder Approval has been obtained, no amendment shall be made which by law requires further approval by the shareholders of the Company without such further approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          SECTION 8.05. Extension; Waiver. At any time prior to the applicable Closing Date, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other party,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) subject to the proviso to the first sentence of Section 8.04, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

          SECTION 8.06. Notices. Any Notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Ag Services of America, Inc.
1309 Technology Parkway
P.O. Box 668
Cedar Falls, IA 50613
Attention:   Kevin D. Schipper
Facsimile:  319-277-0277

With a copy to:

Richard Krantz, Esq.
Robinson & Cole LLP
Financial Centre
695 East Main Street
Stamford, CT 06904-2305
Facsimile:  203-462-7599

If to Purchaser:

ASP/ASA, LLC
666 Third Avenue
29th Floor
New York, NY 10017-4011
Attention:  Marc L. Saiontz
Facsimile:  (212) 697-5524

With a copy to:
Ronald Cami, Esq.
Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Facsimile:  (212) 474-3700

          SECTION 8.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by either of the parties (whether by operation of law or otherwise) without the prior written consent of the other party, and any such assignment that is not so consented to shall be null and void; provided, however, that Purchaser may assign its rights and obligations hereunder in whole or in part to any direct or indirect subsidiary of American Securities Capital Partners, L.P. (provided that such transferee agrees in writing to be bound by this Agreement), but no such assignment shall relieve Purchaser of its obligations hereunder if such assignee does not perform such obligations.

          SECTION 8.08. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 8.09.   Exhibits and Schedules; Interpretation.
(a) The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall no affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement.

          (b) For all purposes hereof, (i) the words "include" and "including" shall be deemed to be followed by the phrase "without limitation" and (ii) "person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

          SECTION 8.10.   GOVERNING LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

          SECTION 8.11. Consent to Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of the courts of the United States District Court for the Southern District of New York
(or, if subject matter jurisdiction in that court is not available, in any state court located within the city of New York) over any dispute arising out of or relating to this Agreement or any agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby. Each party hereto irrevocably consents to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the mailing of copies of such process to such party at their address specified in Section 8.06.

          SECTION 8.12. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

          SECTION 8.13. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          SECTION 8.14. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns (consistent with Section 8.07 of this Agreement) and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          IN WITNESS WHEREOF, the Company and Purchaser have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                           AG SERVICES OF AMERICA, INC.,
                                           by: /s/Kevin Schipper
                                              --------------------------
                                           Name:Kevin Schipper
                                           Title: Chief Executive Officer

                                           ASP/ASA, LLC,
                                           by: /s/Michael G. Fisch
                                              ---------------------------
                                           Name: Michael G. Fisch
                                           Title: President

ANNEX I

Index of Defined Terms

Term

Agreement                                                    Recitals
ASCP                                                         Recitals
August 31 Loans                                          Section 2.34
August 31 Reserves                                       Section 2.34
BCHA                                                     Section 2.24
Benefit Agreements                                    Section 2.17(a)
Benefit Plans                                         Section 2.17(a)
Certificate of Designations                                  Recitals
Closing                                                  Section 1.01
Closing Date                                             Section 1.03
Closing Purchase Price                                   Section 1.01
Code                                                  Section 2.17(c)
Common Stock                                          Section 2.02(a)
Commonly Controlled Entity                            Section 2.17(a)
Company                                                      Recitals
Company Pension Plans                                 Section 2.17(b)
Company SEC Documents                                    Section 2.12
Confidentiality Agreement                             Section 2.15(j)
Conversion Shares                                        Section 2.03
Convertible Preferred Stock                                  Recitals
Credit and Collection Policy                          Section 4.09(l)
Employment Agreement                             Section 5.02(a)(vii)
Environmental Laws                                       Section 2.20
ERISA                                                 Section 2.17(b)
Exchange Act                                          Section 2.08(b)
Executive                                         Section 5.02(a)(vi)
First Closing                                            Section 1.01
First Closing Date                                       Section 1.03
First Closing Purchase Price                             Section 1.01
FSA                                                Section 4.08(n)(i)
GAAP                                                  Section 2.13(a)
Governmental Entity                                   Section 2.08(b)
Hazardous Materials                                      Section 2.20
Intellectual Property                                    Section 2.14
Investment Company Act                                   Section 2.11
Legal Restraints                                      Section 7.01(e)
Liens                                                 Section 2.02(c)
Material Adverse Effect                         Section 5.02(e)(viii)
Management Consulting Agreement                    Section 5.02(a)(v)
NASD                                                     Section 4.07
Nasdaq                                                   Section 4.07
Non-Competition Agreement                         Section 5.02(a)(vi)

NYSE                                                  Section 2.08(b)
Primary Company Executives                            Section 2.17(f)
Proxy Statement                                       Section 2.08(b)
Purchase Price                                           Section 1.01
Purchaser                                                    Recitals
Registration Rights Agreement                                Recitals
Regulation D                                                 Recitals
Release                                                  Section 2.20
Restricted Period                                        Section 4.09
SEC                                                          Recitals
Second Closing                                           Section 1.01
Second Closing Date                                      Section 1.03
Second Closing Purchase Price                            Section 1.01
Securities                                                   Recitals
Securities Act                                               Recitals
Shareholder Agreement                           Section 5.02(a)(viii)
Shareholder Approval                                  Section 2.06(b)
Shareholder Voting Agreement                                 Recitals
Stock Options                                         Section 2.02(b)
Stock Option Plans                                    Section 2.02(b)
Stock Plans                                           Section 2.02(b)
Stock Purchase Plan                                   Section 2.02(b)
Subsidiaries                                             Section 2.01
Tax                                                   Section 2.18(b)
Tax Return                                            Section 2.18(b)
Third Closing                                         Section 1.01(a)
Third Closing Date                                       Section 1.03
Third Closing Purchase Price                          Section 1.01(a)
Third Closing Termination Right                       Section 1.01(b)
Transaction Approval                                  Section 2.06(b)
Transaction Fee                                          Section 6.01

ANNEX II

                Convertible Preferred Stock to be issued by the
                     Company and purchased by Purchaser

                     Preferred Shares            Purchase Price
                     ----------------            --------------
First Closing                  35,000               $35,000,000
Second Closing                 17,500               $17,500,000
Third Closing                  17,500               $17,500,000
                     ----------------            --------------
Total                          70,000               $70,000,000


                             CERTIFICATE OF

                  DESIGNATIONS, PREFERENCES AND RIGHTS

                                   of

                   8.375% CONVERTIBLE PREFERRED STOCK

                                   of

                      AG SERVICES OF AMERICA, INC.

                    (Pursuant to Section 602 of the
                     Iowa Business Corporation Act)

      AG SERVICES OF AMERICA, INC. (the "Company"), a corporation organized and existing under the Iowa Business Corporation Act, hereby certifies that the following resolutions were adopted by the Board of Directors of the
Company on [               ] pursuant to authority of the Board of Directors
as required by Section 602 of the Iowa Business Corporation Act:

      RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Company in accordance with the provisions of its Articles of Incorporation, the Board of Directors hereby authorizes and provides for the issuance of 70,000 shares of 8.375% Convertible Preferred Stock (the "Convertible Preferred Stock"), having the powers, designations, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions, as follows:

      1.  	Certain Definitions

      "2003 Prior Year Loan Repayment" shall have the meaning set forth in
Section 8(d) below.

      "2004 Prior Year Loan Repayment" shall have the meaning set forth in
Section 8(d) below.

      "Accrued Dividends" shall have the meaning set forth in Section 3(a) below.

      "Additional August 31 Loans" shall have the meaning set forth in
Section 8(a) below.

      "Adjusted Shares" shall have the meaning set forth in Section 8(a) below.

      "Arbitrator" shall have the meaning set forth in Section 12(a) below.

      "Articles of Incorporation" shall mean the articles of incorporation of the Company, as amended and restated as of August 21, 2000.

      "Asset Value" shall have the meaning set forth in Section 8(a) below.

      "August 31 Final Uncollectible Loan Adjustment Amount" shall have the meaning set forth in Section 8(b) below.

      "August 31 Foreclosed Assets" shall have the meaning set forth in
Section 8(a) below.

      "August 31 Loans" shall have the meaning set forth in the Securities Purchase Agreement.

      "August 31 Reserves" shall have the meaning set forth in the Securities Purchase Agreement.

      "August 31 Uncollectible Loan Amount" shall have the meaning set forth in Section 8(a) below.

      "August 31 Uncollectible Loan Adjustment Amount" shall have the meaning set forth in Section 8(a) below.

      "Business Day" shall mean any day other than a Saturday, Sunday or a federal holiday.

      "By-Laws" shall mean the by-laws of the Company, as amended and restated as of July 11, 1991.

      "Calculation Dispute" shall have the meaning set forth in Section 12(a) below.

      "Change of Control" shall mean (i) the consummation of any transaction which results in Purchaser and its affiliates holding, in the aggregate, less than 20% of the voting power of the Company or (ii) the sale of all or substantially all of the assets of the Company.

      "Closing Price" on any Trading Day with respect to the per share price of Common Stock means the last reported sales price regular way or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on Nasdaq or, if the Common Stock is not listed or admitted to trading on any national securities exchange or Nasdaq, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to Purchaser.

      "Commencement Date" shall have the meaning set forth in Section
7(g) below.

      "Common Stock" shall mean the common stock, no par value, of the Company.

      "Conversion Date" shall mean, with respect to any share of Convertible Preferred Stock, the date on which the share of Convertible Preferred Stock and the written notice of conversion are delivered to the Company in accordance with Section 5(b) hereof.

      "Conversion Price" shall initially mean $8.500 and thereafter shall be subject to adjustment from time to time pursuant to the terms of Sections 7 and 8. The Conversion Price shall be rounded to three decimal places.

      "Conversion Rate" shall mean, as of any date, the number of shares of Common Stock issuable upon conversion of one share of Convertible Preferred Stock, determined by dividing the Stated Value of such share of Convertible Preferred Stock by the Conversion Price then in effect.

      "Credit and Collection Policy" shall have the meaning set forth in the Securities Purchase Agreement.

      "Current Event" shall have the meaning set forth in Section 7(g) below.

      "Current Market Value" shall mean, with respect to a share of Common Stock, the average of the daily Closing Prices for the 10 consecutive Trading Days selected by the Company commencing not more than 20
Trading Days before, and ending not later than, the date of determination, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, Nasdaq or any over-the-counter market, the market value as determined by a nationally recognized independent investment bank that is reasonably selected by Purchaser.

      "Deemed Uncollectible Loans" shall have the meaning set forth in
Section 8(a) below.

      "Distribution Date" shall have the meaning set forth in Section
7(h) below.

      "Dividend Payment Date" shall have the meaning set forth in Section 3(a) below.

      "Expiration Time" shall have the meaning set forth in Section
7(f) below.

      "Farm Bill" shall have the meaning set forth in Section 8(a) below.

      "Farm Products" shall have the meaning set forth in Section
8(a) below.

      "First Closing Adjustment Period" shall have the meaning set forth in Section 8(a) below.

      "First Closing Final Uncollectible Loan Adjustment Amount" shall have the meaning set forth in Section 8(b) below.

      "Final True-Up Date" shall have the meaning set forth in Section 8(b) below.

      "First Closing Foreclosed Assets" shall have the meaning set forth in Section 8(a) below.

      "First Closing Loans" shall have the meaning set forth in Section 8(a) below.

      "First Closing Uncollectible Loan Amount" shall have the meaning set forth in Section 8(a) below.

      "First Closing Uncollectible Loan Adjustment Amount" shall have the meaning set forth in Section 8(a) below.

      "IBCA" shall mean the Iowa Business Corporation Act.

      "Issue Date" shall mean, for any share of Convertible Preferred Stock, the date of issuance of such share.

      "Junior Securities" shall mean all capital stock of the Company (and all rights or options exercisable for or convertible into such capital stock), including the Common Stock, to which the Convertible Preferred Stock ranks prior with respect to distribution of assets upon liquidation, dissolution or winding up of the Company.

      "Liquid Collateral" shall have the meaning set forth in Section 8(d) below.

      "Liquidation Event" shall have the meaning set forth in Section 5(a) below.

      "Liquidation Preference" shall mean, with respect to a share of Convertible Preferred Stock, a cash amount equal to the sum of (i) the greater of (A) the Stated Value thereof and (B) the aggregate Current Market Value of the shares of Common Stock into which such share of Convertible Preferred Stock is convertible at the Conversion Price then in effect, plus (ii) Accrued Dividends with respect to such share of Convertible Preferred Stock.

      "Negotiation Period" shall have the meaning set forth in Section 12(a) below.

      "Other Event" shall have the meaning set forth in Section 7(g) below.

      "Purchased Shares" shall have the meaning set forth in Section
7(f) below.

      "Reference Date" shall have the meaning set forth in Section 7(d) below.

      "Representative Firms" shall have the meaning set forth in Section 12(a) below.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Securities Purchase Agreement" shall mean the Securities Purchase Agreement dated as of February 21, 2003 between the Company and Purchaser.

      "Specified Loans" shall have the meaning set forth in Section 8(a) below.

      "Specified Reserve Value" shall have the meaning set forth in Section 8(a) below.

      "Stated Value" shall mean $1,000 per share of Convertible Preferred
Stock.

      "Tracking Document" shall have the meaning set forth in Section 8(c) below.

      "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

      "Victorious Party" shall have the meaning set forth in Section 12(c) below.

      Any terms used but not defined herein shall have the meanings given such terms in the Securities Purchase Agreement.

      2.  	Rank.

      The Convertible Preferred Stock shall rank prior to the Junior Securities with respect to distribution of assets upon liquidation, dissolution or winding up of the company, whether voluntary or involuntary.

      3.  	Dividends.

     (a) The holders of shares of Convertible Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the board of directors of the Company, cumulative dividends accruing at the rate per share of 8.375%, compounding annually, from the Issue Date of such shares, payable in cash and payable quarterly in arrears on March 15, June 15, September 15 and December 15 in each year or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "Dividend Payment Date"), to the holders of record as of the immediately preceding February 28, May 31, August 31 and November 30 (such dividends, if accrued and unpaid, the "Accrued Dividends"). Dividends payable on the Convertible Preferred Stock will be computed on a compounding basis using a 360-day year of twelve 30-day months and will be deemed to accrue on a daily basis. Dividends on the Convertible Preferred Stock shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared.

     (b) In no event, so long as any Convertible Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Junior Securities, nor shall any shares of Junior Securities be purchased or redeemed by the Company nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Junior Securities, without, in each such case, the written consent of the holders of a majority of the outstanding shares of Convertible Preferred Stock, voting together as a class. For the avoidance of doubt, the provisions of this Section 3(b) shall apply even if the Company has paid quarterly dividends to the holders of Convertible Preferred Stock pursuant to
Section 3(a).

      4.  Redemption

     (a) The Company shall redeem each outstanding share of Convertible Preferred Stock on the seventh anniversary of the First Closing Date (the "Redemption Date"). On the Redemption Date, each holder of shares of Convertible Preferred Stock shall be entitled to elect to (i) convert such shares of Convertible Preferred Stock into Common Stock in accordance with Section 6 or (ii) receive a cash payment from the Company equivalent to the Stated Value of such shares of Convertible Preferred Stock. In either case, each holder of shares of Convertible Preferred Stock shall receive in cash any Accrued Dividends with respect to such shares.

     (b) Subject to paragraph (a) of this Section 4, the Convertible Preferred Stock may not be redeemed at the option of the Company at any time.

      5.  Liquidation Preference.

     (a) If the Company shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 30 consecutive days and, on account of any such event, the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up (each such event being considered a "Liquidation Event"), no distribution shall be made to the holders of any Junior Securities or other shares of capital stock of the Company unless prior thereto, the holders of shares of Convertible Preferred Stock shall have received the Liquidation Preference with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Convertible Preferred Stock shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Convertible Preferred Stock shall be distributed ratably among such shares in proportion to the ratio that the

      Liquidation Preference payable on each such share bears to the aggregate liquidation preference payable on all such shares.

      (b) Upon a Change of Control, the Company shall pay to Purchaser the Liquidation Preference with respect to the shares of Convertible Preferred Stock owned by Purchaser after giving effect to such Change of Control.

       6.  Conversion Rights.

      (a)  Subject to and upon compliance with the provisions of this
Section 6, at the option of the holder thereof, any Convertible Preferred Stock may be converted at the Conversion Rate into fully paid and nonassessable Common Stock at any time.

      (b)  In order to exercise the conversion rights set forth in this
Section 6, the holder of any Convertible Preferred Stock to be converted shall surrender any instrument representing such Convertible Preferred Stock, duly endorsed or assigned to the Company or in blank, at the registered office of the Company, accompanied by written notice to the Company at such office that such holder of Convertible Preferred Stock elects to convert such Convertible Preferred Stock.

      (c) Convertible Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Convertible Preferred Stock for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of such Convertible Preferred Stock shall cease with respect to such surrendered Convertible Preferred Stock, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of such Common Stock at such time. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with (i) a cash payment in lieu of any fraction of a share of Common Stock in accordance with Section 6(e) and (ii) a cash payment of any Accrued Dividends with respect to the shares of Convertible Preferred Stock surrendered for conversion.

      (d) In the case of any holder of Convertible Preferred Stock that converts part, but not all, of its Convertible Preferred Stock, upon such conversion the Company shall execute and deliver to such holder of Convertible Preferred Stock a new certificate representing the unconverted portion of such holder's unconverted Convertible Preferred Stock.

      (e) No fractional shares of Common Stock shall be issued upon conversion of Convertible Preferred Stock. Instead of a fractional share of Common Stock which would otherwise be issuable upon conversion of any Convertible Preferred Stock, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Stated Value of such share of Convertible Preferred Stock or, alternatively, the Company shall round up to the next higher whole share of Common Stock.

      (f) The Company will pay any and all transfer taxes that may be payable in respect of the issue or delivery of Common Stock on conversion of Convertible Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that of the holder of the Convertible Preferred Stock to be converted, and no such issue or delivery shall be make unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

      7.  Anti-Dilution.

      In addition to any adjustments made to the Conversion Price pursuant to Section 8, the following adjustments shall be made to the Conversion
Price:

      (a) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock, the Conversion Price in effect at the opening of business on the day next following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day next following the date fixed for such determination. For the purposes of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(b) In case the Company shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights, warrants or options entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (g) of this Section 7) of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights, warrants or options, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any rights, warrants or options in respect of shares of Common Stock held in the treasury of the Company.

      (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

      (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, securities, cash or property (excluding any rights, warrants or options referred to in paragraph (b) of this Section 7, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (a) of this Section 7), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (d) by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (g) of this Section 7) of the Common Stock on the date of such effectiveness less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and in a written resolution of such Board of Directors and shall, in the case of securities being distributed for which prior thereto there is an actual or when issued trading market, be no less than the value determined by reference to the average of the closing prices in such market over the period specified in the succeeding sentence), on the date of such effectiveness, of the portion of the evidences of indebtedness, shares of capital stock, securities, cash and property so distributed applicable to one share of outstanding Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day next following the later of (i) the date fixed for the payment of such distribution and (ii) the date 20 days after the notice relating to such distribution is given pursuant to Section 10(a) (such later date of (i) and (ii) being referred to as the "Reference Date").

      (e) In case the Company shall, by dividend or otherwise, make a distribution to all holders of its Common Stock exclusively in cash in an aggregate amount that, together with (i) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no Conversion Price adjustment pursuant to this paragraph (e) has been made and (ii) the aggregate of any cash plus the fair market value

(as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and described in a written resolution of such Board of Directors), as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by the Company or a Subsidiary of the Company for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no Conversion Price adjustment pursuant to paragraph (f) of this
Section 7 has been made, exceeds 12.5% of the product of the current market price per share (determined as provided in paragraph (g) of this Section
7) of the Common Stock on the date fixed for shareholders entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (e) by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (g) of this Section 7) of the Common Stock on the date of such effectiveness less the amount of cash so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the later of (i) the day following the date fixed for the payment of such distribution and (ii) the date 20 days after the notice relating to such distribution is given pursuant to Section 10(a).

      (f) In case a successful tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall involve an aggregate consideration having a fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and described in a written resolution of such Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) that, together with (i) the aggregate of the cash plus the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and described in a written resolution of such Board of Directors), as of the expiration of the other tender or exchange offer referred to below, of consideration payable in respect of any other tender or exchange offer by the Company or a Subsidiary of the Company for all or any portion of the Common Stock concluded within the preceding 12 months and in respect of which no Conversion Price adjustment pursuant to this paragraph (f) has been made and (ii) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within the preceding 12 months and in respect of which no Conversion Price adjustment pursuant to paragraph
(e) of this Section 7 has been made, exceeds 12.5% of the product of the current market price per share (determined as provided in paragraph (g) of this Section 7) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, the Conversion Price shall be reduced (but not increased) so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (i) the product of the current market price per share (determined as provided in paragraph (g) of this Section 7) of the Common Stock at the Expiration Time times the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time minus (ii) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and the denominator shall be the product of (i) such current market price per share at the Expiration Time times (ii) such number of outstanding shares at the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

      (g) For the purpose of any computation under this paragraph and paragraphs (b), (d) and (e) of this Section 7, the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the ten consecutive Trading
Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the date in question; provided, however, that (i) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion Price pursuant to paragraph (a),
(b), (c), (d), (e) or (f) above ("Other Event") occurs on or after the 20th Trading Day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the Closing Price for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (ii) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (iii) if the "ex" date for any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of clauses (i) and (ii) of this proviso to have an "ex" date occurring prior to the "ex" date for the other event, and (iv) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors of the Company in a manner consistent with any determination of such value for purposes of paragraph (d) or (e) of this Section 7, whose determination shall be conclusive and described in a written resolution of such Board of Directors) of the portion of the rights, warrants, options, evidences of indebtedness, shares of capital stock, securities, cash or property being distributed applicable to one share of Common Stock. For the purpose of any computation under paragraph (f) of this Section 7, the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the ten consecutive Trading Days selected by the Company commencing on or after the latest (the "Commencement Date") of (i) the date 20 Trading Days before the date in question, (ii) the date of commencement of the tender or exchange offer requiring such computation and (iii) the date of the last amendment, if any, of such tender or exchange offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the date of the Expiration Time of such tender or exchange offer (or, if such Expiration Time occurs before the close of trading on a Trading Day, not later than the Trading Day immediately preceding the date of such Expiration Time); provided, however, that if the "ex" date for any Other Event (other than the tender or exchange offer requiring such computation) occurs on or after the Commencement Date and on or prior to the date of the Expiration Time for the tender or exchange offer requiring such computation, the Closing
Price for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date,
(i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such tender or exchange offer.

      (h) In the event that the Company distributes rights or warrants (other than those referred to in paragraph (b) above) pro rata to holders of Common Stock, so long as any such rights or warrants have not expired or been redeemed by the Company, the Company shall make proper provision so that the holder of any Convertible Preferred Stock surrendered for conversion will be entitled to receive upon such conversion, in addition to the Conversion Shares, a number of rights and warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which the Stated Value of such Convertible Preferred Stock was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

      8.  Adjustments of Purchase Price through Adjustments of Conversion
Price.

      In addition to any adjustments made to the Conversion Price pursuant to Section 7, the adjustments set forth in this Section 8 shall be made to the Conversion Price. Schedule A attached hereto provides an illustration of the application of these adjustments. To the extent a conflict arises between the provisions of this Section 8 and the attached Schedule A, the provisions of this Section 8 shall govern.

      (a) On (i) the second and fourth anniversaries of the First Closing Date, to the extent neither a Liquidation Event nor a Change of Control has occurred, and (ii) upon a Liquidation Event or a Change of Control (each, a "True-Up Date"), the Conversion Price shall be reduced by subtracting the following amounts:

           (A) the August 31 Uncollectible Loan Adjustment Amount; and

           (B) the First Closing Uncollectible Loan Adjustment Amount.

      "August 31 Uncollectible Loan Adjustment Amount" shall mean, as of any True-Up Date, a fraction, expressed numerically and rounded to three decimal places:

           (i) the numerator of which is (A) the August 31 Uncollectible Loan Amount as of the applicable True-Up Date, if such True-Up Date is
(1) the second anniversary of the First Closing Date or (2) a Liquidation Event or Change of Control, if the second anniversary of the First Closing Date has not yet occurred, or (B) the difference between the August 31 Uncollectible Loan Amount calculated as of the applicable True-Up Date and the August 31 Uncollectible Loan Amount calculated as of the previous True-Up Date, if such True-Up Date is (1) the fourth anniversary of the First Closing Date or (2) a Liquidation Event or Change of Control, if the second anniversary of the First Closing Date has occurred; and

           (ii) the denominator of which is the Adjusted Shares as of the applicable True-Up Date.

      "August 31 Uncollectible Loan Amount" shall mean, as of any True-Up Date, the amounts of (a) the August 31 Loans and loans funded by the Company subsequent to August 31, 2002 pursuant to commitments made by the Company on or prior to August 31, 2002, including all program and other fees subject to collection by the Company (such loans and fees, the "Additional August 31 Loans" and, together with the August 31 Loans, the "Specified Loans"), in each case, including accrued interest on such loans (in accordance with GAAP), and (b) the foreclosed assets held for sale by the Company as of August 31, 2002 (the "August 31 Foreclosed Assets"), in each case, that, without duplication, (i) the Company has written off as uncollectible, or in the case of the August 31 Foreclosed Assets, as unsaleable for book value, on a Company balance sheet since August 31, 2002,
(ii) the Company has refunded or otherwise forgiven since August 31, 2002 (including refunds or forgiveness of program or other fees), (iii) the Company or its Board of Directors has reasonably decided since August 31, 2002 to write off as uncollectible, or in the case of the August 31 Foreclosed Assets, as unsaleable for book value, on a Company balance sheet,
(iv) otherwise have been or should be reserved against in accordance with GAAP and historical practice, or (v) are Deemed Uncollectible Loans, in each case less any actual recoveries by the Company of such amounts as of such True-Up Date or, in the case of the August 31 Foreclosed Assets, any gains on the sale of such assets as of such True-Up Date, and less the August 31 Reserve Value and a provision for reserves equivalent to 1.72%
of the Additional August 31

Loans (such reserves, collectively, the "Specified Reserve Value").
To the extent the calculation in the foregoing definition yields a number less than zero, the August 31 Uncollectible Loan Amount shall be deemed to be zero.

      "Adjusted Shares" shall mean, as of any date, 5,400,000 shares of Common Stock, increased or decreased, as applicable, to give effect to the occurrence of any event prior to such date, without duplication, that has caused an adjustment to the Conversion Price pursuant to Section 7.

      "First Closing Uncollectible Loan Adjustment Amount" shall mean, as of any True-Up Date, a fraction, expressed numerically and rounded to three decimal places:

      (i) the numerator of which is (A) the First Closing Uncollectible Loan Amount as of the applicable True-Up Date, if such True-Up Date is
(1) the second anniversary of the First Closing Date or (2) a Liquidation Event or Change of Control, if the second anniversary of the First
Closing Date has not yet occurred, or (B) the difference between the First Closing Uncollectible Loan Amount calculated as of the applicable True-Up Date and the First Closing Uncollectible Loan Amount calculated as of the previous True-Up Date, if such True-Up Date is (1) the fourth anniversary of the First Closing Date or (2) a Liquidation Event or Change of Control, if the second anniversary of the First Closing Date has occurred; and

      (ii) the denominator of which is the Adjusted Shares as of the applicable True-Up Date.

      "First Closing Uncollectible Loan Amount" shall mean, as of any True-Up Date, the amounts of (a) loans funded by the Company during the period from September 1, 2002 through the First Closing Date (such period, the "First Closing Adjustment Period") and loans funded subsequent to the First Closing Date pursuant to commitments made by the Company during the First Closing Adjustment Period, in each case, including all program and other fees subject to collection by the Company (such loans and fees, collectively, the "First Closing Loans") and including accrued interest on such loans (in accordance with GAAP) and (b) assets foreclosed on by the Company during the First Closing Adjustment Period and held for sale by the Company as of the First Closing Date (the "First Closing Foreclosed Assets"), in each case, that, without duplication, (i) the Company has written off as uncollectible or, in the case of the First Closing Foreclosed Assets, as unsaleable for book value, on a Company balance sheet since the date of origination of the applicable loan, (ii) the Company has refunded or otherwise forgiven since the First Closing
Date (including refunds or forgiveness of program or other fees), (iii) the Company or its Board of Directors has reasonably decided since the date of origination of the applicable loan to write off as uncollectible or, in the case of the First Closing Foreclosed Assets, as unsaleable for book value, on a Company balance sheet, (iv) otherwise have been or should be reserved against in accordance with GAAP and historical practice, or
(v) are Deemed Uncollectible Loans, in each case less any actual recoveries by the Company of such amounts or, in the case of the First Closing

Foreclosed Assets, any gains on the sale of such assets as of such True-Up Date, and less a provision for reserves equivalent to 1.72% of the First Closing Loans. To the extent the calculation in the foregoing definition yields a number less than zero, the First Closing Uncollectible Loan Amount shall be deemed to be zero.

      "Deemed Uncollectible Loans" shall mean, with respect to any outstanding loan made by the Company to a customer, the difference between (i) the principal amount of such loan plus accrued interest thereon (in accordance with GAAP) and (ii) the Asset Value relating to the assets securing such loan. "Asset Value" shall mean (A)(1) 90% of the value of farm products (as defined by the Uniform Commercial Code of the applicable state, the "Farm Products") that are crops for which loan deficiency payments or loan support programs under the Farm Security and Rural Investment Act of 2002 (the "Farm Bill") are available, but only to the extent such crops remain eligible for such benefits under the Farm Bill, (2) 70% of the value (or portion thereof) of Farm Products that are crops for which loan deficiency payments or loan support payments under the Farm Bill are not available and in respect of which the applicable customer has entered into a contract for sale to a counterparty who, in the reasonable opinion of Purchaser, is creditworthy,
(3) 70% of the value of multi-peril crop insurance underwritten by the Federal Crop Insurance Corporation, for which the Company is the loss payee, in respect of Farm Products that are crops covered by such insurance, financed under the Company's Credit and Collection Policy, currently being planted or grown, and for which the Company has a first priority lien, less any non-subordinated rents and payments (provided that this clause (3) shall be included in the calculation of Deemed Uncollectible Loans only if the Company has verified that such crop is being planted or grown in accordance with the requirements of the Federal Crop Insurance Corporation and, in any event, shall be included only on the first True-Up Date), (4)
50% of the value of all other Farm Products, in each case, for which a written confirmation has been received by the Company from a person reasonably satisfactory to Purchaser, which confirmation shall be dated no earlier than 45 days prior to the applicable True-Up Date, and the value of such farm products shall be as set forth in such written confirmation,
(B) 75% of the value of equipment (as defined by the Uniform Commercial
Code of the applicable state) that is used for farming or that Purchaser otherwise reasonably determines shall be included in the determination of such value, for which a written appraisal has been received by the Company from a person reasonably satisfactory to Purchaser, which appraisal shall be dated no earlier than one year prior to the applicable True-Up Date, and the value of such equipment shall be as set forth in such written appraisal, (C) 85% of the value real property for which a written appraisal has been received by the Company from a person reasonably satisfactory to Purchaser, which appraisal shall be dated no earlier than three years prior to the applicable True-Up Date, and the value of such real property shall be as set forth in such written appraisal, and (D) the value of other verifiable collateral, including third party claims
(such as bank claims and grain buyer claims), approved by the Company's independent accountants and Purchaser, in the case of each of clauses
(A), (B), (C) and (D), less the amount of claims in respect of such assets that are senior or pari passu in right of payment to the Company's claim to such assets or as otherwise approved by the Company's independent accountants and Purchaser. For purposes of calculating Asset Value, to the extent the same assets secure different loans made by the Company to a customer, such assets shall be deemed to secure such loans extended by the Company to such customer in reverse chronological order.

      (b) As long as neither a Liquidation Event nor a Change of Control has occurred, on the fifth anniversary of the First Closing Date (the
"Final True-Up Date"), the Conversion Price shall be reduced by subtracting the August 31 Final Uncollectible Loan Adjustment Amount and the First Closing Final Uncollectible Loan Adjustment Amount.

      The "August 31 Final Uncollectible Loan Adjustment Amount" shall mean a fraction, expressed numerically and rounded to three decimal places:

           (i) the numerator of which is the sum of the outstanding amounts of (A) the Specified Loans, including accrued interest thereon (in accordance with GAAP), and (B) any August 31 Foreclosed Assets, less
(1) the amount of any Specified Loans that are current intermediate loans that are not more than 90 days past due (or are otherwise approved by the Company's independent accountants and Purchaser) and are not Deemed Uncollectible Loans, (2) the August 31 Uncollectible Loan Amount as of the immediately preceding True-Up Date and (3) the Specified Reserve Value; and

           (ii) the denominator of which is the Adjusted Shares as of such Final True-Up Date;

provided, however, that to the extent the above calculation yields a number less than zero, the August 31 Final Uncollectible Loan Adjustment Amount shall be deemed to be zero.

	The "First Closing Final Uncollectible Loan Adjustment Amount" shall mean a fraction, expressed numerically and rounded to three decimal places:

           (i) the numerator of which is the sum of the outstanding amounts of (A) the First Closing Loans, including accrued interest thereon (in accordance with GAAP), and (B) any First Closing Foreclosed Assets, less (1) the amount of any First Closing Loans that are current intermediate loans that are not more than 90 days past due (or are otherwise approved by the Company's independent accountants and Purchaser) and are not Deemed Uncollectible Loans, (2) the First Closing Uncollectible Loan Amount as of the immediately preceding True-Up Date and (3) a provision for reserves equivalent to 1.72% of the First Closing Loans; and

           (ii) the denominator of which is the Adjusted Shares as of such Final True-Up Date;

provided, however, that to the extent the above calculation yields a number less than zero, the First Closing Final Uncollectible Loan Adjustment Amount shall be deemed to be zero.

      For purposes of the definitions of August 31 Final Uncollectible
Loan Adjustment Amount and First Closing Final Uncollectible Loan Adjustment amount, (a) clause (A) of such definitions shall not include any outstanding loans to a customer if (i) the balance of all loans made to such customer by the Company is secured by multi-peril crop insurance underwritten by the Federal Crop Insurance Corporation and Farm Service Agency program payment collateral and the Company has applied a credit factor of less than 95% to such collateral after the reduction of non-subordinated rents and payments, provided that the Company verified that the applicable crop is being planted or grown in accordance with the requirements of the Federal Crop Insurance Corporation (all of the underwriting procedures described in this clause (i) to be consistent with the Credit and Collection Policy) (ii) the repayment of such customer's loans to the Company since the First Closing Date have in no case been more than six months past due (or such longer period for certain crops, excluding corn, soybeans and potatoes, as may be approved by Purchaser in its sole discretion), (iii) such customer has not carried any material rollover or carryover balances (as defined in the Company's Credit and Collection Policy) since the First Closing Date and such customer has not carried any rollover or carryover balances (as defined in the Company's Credit and Collection Policy) in more than one year since the First Closing Date and (iv) in the reasonable opinion of Purchaser, such customer is creditworthy and is capable of repaying its loan balances to the Company on the Final True-Up Date, (b) the August 31 Final Uncollectible Loan Adjustment Amount and First Closing Final Uncollectible Loan Adjustment Amount shall each be reduced by up to 38.5% to the extent the Company has written off any amounts specified in clause (A) or (B) of the respective definitions and to the extent the Company had sufficient current taxable income at the time of the applicable write-off such that, in the reasonable opinion of Purchaser's independent accountants, the Company received a current cash tax benefit (excluding the creation of a deferred tax asset) from such write-off (provided that any reduction of the August 31 Final Uncollectible Loan Adjustment Amount or First Closing Final Uncollectible Loan Adjustment Amount pursuant to this clause (b) shall be subject to audit of the current tax benefit by the applicable taxing authorities), and
(c) the term "outstanding amounts" of loans or foreclosed assets shall be deemed to include (i) any loans written off as uncollectible or assets written off as unsaleable for book value, as applicable, on a Company balance sheet on or prior to the Final True-Up Date and (ii) any loans refunded or otherwise forgiven on or prior to the Final True-Up Date (including refunds or forgiveness of program or other fees).

      (c) For purposes of calculating adjustments to the Conversion Price pursuant to this Section 8, upon Purchaser's request, the Company promptly shall provide Purchaser (or an entity designated by Purchaser) with copies of any confirmations and appraisals received in connection with the determination of Asset Value. The Company shall also establish and maintain, on a monthly basis and as of each True-Up Date, a tracking document (the "Tracking Document") that (i) contains information regarding each customer of the Company who has received loans from the Company that are outstanding as of the First Closing Date, including the amount of loans to such customer by the Company (both outstanding loans as well as new extensions of credit), the accrued interest on such loans, the accrual status of such loans, the value of reserves established for such loans, the amount of such loans that the Company has written off as uncollectible, the amount of any payments made by such customer and a description of the manner in which the Company has applied such payments to outstanding loans, and (ii) contains a certification by the chief financial officer of the Company that such information is accurate and
complete in all respects.   All approvals required under this Section 8
shall be in writing and shall be referenced in the Tracking Document.
The Company shall provide a copy of the Tracking Document to Purchaser
(or an entity designated by Purchaser) on a monthly basis and shall make such changes to the types of information contained in such document as Purchaser reasonably requests. The Tracking Document as of the True-Up Date shall be reviewed by an accounting firm chosen by Purchaser, in its sole discretion.

      (d) For purposes of this Section 8, (i) notwithstanding the Company's policy with respect to the application of loan proceeds, the Company shall be deemed to have used the last-in-first-out method of applying loan proceeds to outstanding loans and all repayments of loans by a customer to the Company shall be deemed to apply to the loans extended by the Company to such customer in reverse chronological order and (ii) all persons who have received loans from the Company and are (A) members of the same family (including a parent, stepparent, grandparent, child, stepchild, grandchild, spouse, sibling, niece, nephew, aunt, uncle, cousin, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and including adoptive relationships),
(B) persons sharing a household (other than a tenant or employee) or (C) affiliated entities are deemed to be one "customer" of the Company.

      Notwithstanding the deemed application of proceeds set forth in clause (i) above, (i) any cash proceeds received by the Company on or prior to August 31, 2003 from the sale or receipt of Liquid Collateral securing a loan made by the Company to a customer prior to a 2003
Agriflex Loan (as defined in the Credit and Collection Policy) being made by the Company to such customer (a "2003 Prior Year Loan Repayment") will be applied to loans made by the Company to such customer in reverse chronological order, beginning with the loan made to such customer immediately prior to the 2003 Agriflex Loan, provided that the 2003
Agriflex Loan made to such customer (A) is not secured, in whole or in part, by such Liquid Collateral and (B) is secured by multi-peril crop insurance underwritten by the Federal Crop Insurance Corporation and Farm Service Agency program payment collateral, and the Company has applied a credit factor of less than 100% to such collateral after the reduction of non-subordinated rents and payments (all of the underwriting procedures described in this clause (B) to be consistent with the Credit and Collection Policy), and (ii) any cash proceeds received by the Company on or prior to August 31, 2004 from the sale or receipt of Liquid Collateral securing a loan made by the Company to a customer prior to a 2004 Agriflex Loan (as defined in the Credit and Collection Policy) being made by the Company to such customer (a "2004 Prior Year Loan Repayment") will be applied to loans made by the Company to such customer in reverse chronological order, beginning with the loan made to such customer immediately prior to the 2004 Agriflex Loan made to such customer, provided that the 2004 Agriflex Loan made to such customer (A) is not secured, in whole or in part, by such Liquid Collateral and (B) is secured by multi-peril crop insurance underwritten by the Federal Crop Insurance Corporation and Farm Service Agency program payment collateral, and the Company has applied a credit factor of less than 100% to such collateral after the reduction of non-subordinated rents and payments (all of the underwriting procedures described in this clause (B) to be consistent with the Credit and Collection Policy).

	"Liquid Collateral" shall mean, with respect to any customer, (i) crops for which the Company provides Agriflex financing and for which the loan made to such customer immediately prior to the 2003 Agriflex Loan or 2004 Agriflex Loan, as applicable, was intended to provide financing and
(ii) multi-peril crop insurance proceeds in respect of claims filed for crop losses prior to 2003, in the case of a 2003 Prior Year Loan Repayment, or prior to 2004, in the case of a 2004 Prior Year Loan Repayment, (iii) Farm Service Agency program payment collateral and (iv) cash.

	(e) For the avoidance of doubt, (i) the Conversion Price shall not, in any case, increase above 8.500 pursuant to this Section 8 and (ii) reductions to the Conversion Price pursuant to this Section 8 shall not be made more than once in respect of a single portion of an outstanding loan by the Company to a customer.

	(f) The Company agrees that, for purposes of this Section 8, the receipt of proceeds by the Company from a customer in excess of the accrued amount of such customer's loans shall not be used to offset any uncollected amounts of other customers' loans.

	(g) The Company acknowledges and agrees that it has not made and shall not make a loan to any person for the purpose of inducing, directly or indirectly, repayment of a loan that would affect the August 31
Uncollectible Loan Amount, the First Closing Date Uncollectible Loan Amount or the Final Uncollectible Loan Adjustment Amount. The Company further acknowledges and agrees that the provisions of this Section 8 are designed to operate as adjustments to the Purchase Price paid by Purchaser to the Company pursuant to the Securities Purchase Agreement.

      9.  Notice of Adjustments of Conversion Price.

      Whenever the Conversion Price is adjusted as herein provided:

      (a) the Company shall compute the adjusted Conversion Price in accordance with Sections 7 and 8 and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted Conversion
Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed (with a copy to Purchaser) at each office or agency maintained for the purpose of conversion of Convertible Preferred Stock pursuant to Section 6; and

      (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to all holders of Convertible Preferred Stock at their last address of record.

      10.  Notice of Certain Corporate Action.

      In case:

      (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require a conversion price adjustment pursuant to Section 7;

      (b) the Company shall authorize the granting to all holders of its Common Stock of rights, warrants or options to subscribe for or purchase any shares of capital stock of any class or of any other rights (excluding rights distributed pursuant to any shareholder rights plan);

      (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company;

      (d) of the voluntary or involuntary dissolution, liquidation or winding, up of the Company; or

      (e) the Company or any Subsidiary of the Company shall commence a tender or exchange offer for all or a portion of the Company's outstanding shares of Common Stock (or shall amend any such tender or exchange offer);

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Convertible Preferred Stock pursuant to
Section 6, and shall cause to be mailed to all holders of Convertible Preferred Stock at their last addresses of record, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or (iii) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto).

      11.  Voting Rights

      (a) The holders of Convertible Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock (whether pursuant to the Articles of Incorporation, the By-Laws, the IBCA or otherwise) and shall vote with the holders of Common Stock as a single class. The holders of Convertible Preferred Stock shall collectively be entitled to a number of votes equal to the sum of (i) the number of shares of Common Stock into which the issued and outstanding shares of Convertible Preferred Stock are convertible, (ii) prior to the consummation of the Second Closing (as defined in the Securities Purchase Agreement), the number of shares of Common Stock into which the Convertible Preferred Stock to be issued on the Second Closing is convertible, as if such shares of Convertible Preferred Stock have been issued as of the date of the applicable vote, and (iii) prior to the consummation of the Third Closing (as defined in the Securities Purchase Agreement), the number of shares of Common Stock into which the Convertible Preferred Stock to be issued on the Third Closing is convertible, as if such shares of Convertible Preferred Stock have been issued as of the date of the applicable vote. Such votes shall be divided among the holders of the Convertible Preferred Stock on a pro rata basis. The record date for the taking of the applicable vote shall be the date as of which the Conversion Price is calculated.

      (b)  	The Company shall provide each holder of Convertible Preferred
Stock with prior notification of any meeting of the shareholders of the Company and copies of proxy materials and other information sent to shareholders. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail a notice to each holder, at least 10 days prior to the record date specified therein (or 30 days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

      (c) In addition to the voting rights described in paragraph (a) of this Section 11, (i) the holders of a majority of the outstanding shares of Convertible Preferred Stock, voting together as a class, shall have the ability to cause the Company to commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law or otherwise liquidate, dissolve or wind up the affairs of the Company and (ii) the board of directors of the Company shall not cause the occurrence of any of the events set forth in the foregoing clause (i) without the written consent of the holders of a majority of the outstanding shares of Convertible Preferred Stock, voting together as a class. For the avoidance of doubt, each such event shall constitute a Liquidation Event pursuant to Section 5.

      12.  Protective Provisions.

      So long as shares of Convertible Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by the IBCA) of the holders of at least a majority of the then outstanding shares of Convertible Preferred Stock:

      (a)  	alter, amend or repeal the rights, preferences or privileges of the Convertible Preferred Stock or any capital stock of the Company so as to affect adversely the Convertible Preferred Stock;

      (b)  	create any new class or series of capital stock (i) having a preference over the Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company or (ii) that is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

      (c)  	create any new class or series of capital stock ranking in
parity with the Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company;

      (d)  	increase the authorized number of shares of Convertible
Preferred Stock;

      (e)  	increase the par value of the Common Stock;

      (f)  	issue any additional shares of Convertible Preferred Stock
except pursuant to the Securities Purchase Agreement; or

      (g)  	do any act or thing not authorized or contemplated by this
Certificate of Designations which would result in taxation of the holders of shares of the Convertible Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

      12.  Arbitration

      (a) With respect to any controversy, dispute or claim arising out of, or in connection with, the determination of adjustments to the Conversion Price pursuant to Section 7 or 8 hereof (a "Calculation Dispute"), the parties shall use their reasonable best efforts to resolve such a Calculation Dispute during the period of 15 days commencing when one party notifies the other party in writing of such a Calculation Dispute (the "Negotiation Period"). In the event any Calculation Dispute remains, the parties agree to submit for arbitration any such remaining Calculation Disputes to a nationally recognized independent public accounting firm as shall be selected by Purchaser and the Company in writing (the "Arbitrator"). To the extent the parties are unable to select an Arbitrator, each party shall promptly select a public accounting firm (the "Representative Firms"), and such Representative Firms shall select the Arbitrator within five days of their selection. Within 15 business days after the selection of the Arbitrator, Purchaser and the Company shall submit, in the form of written brief, their positions with respect to any and all remaining Calculation Disputes. Purchaser and the Company shall use reasonable efforts to cause the Arbitrator to render a written decision resolving the remaining Calculation Disputes solely on such written submissions within 30 days of such submission. If either party fails to make its submission within 15 business days following the selection of the Arbitrator, the Arbitrator shall be required to decide on the basis of submissions made to it within such 15 business day period.

	(b) Any award rendered by the Arbitrator shall be final, binding and unappealable except as provided in the Federal Arbitration Act, 9 U.S.C.
Section 1 et seq., and judgment may be entered on any such award by any state or federal court having competent jurisdiction.

	(c) The Arbitrator shall determine which party's position is closer to its determination (the "Victorious Party"). All costs of any arbitration pursuant to this Section shall be borne by the party that is not the Victorious Party.

	(d) Notwithstanding paragraphs (a), (b) and (c) of this Section 12, no Arbitrator, court, judge, jury or other decision maker in any legal proceeding shall determine whether any approval granted or denied by Purchaser pursuant to Section 8 of this Certificate of Designations was reasonable or otherwise appropriate.

      13.  Transfer Restrictions.

      (a)  	Shares of Convertible Preferred Stock have not been registered under the Securities Act and shall be "restricted securities" within the meaning of Rule 144 under the Securities Act. The Convertible Preferred
Stock may not be offered or sold except pursuant to an effective registration statement or in accordance with an applicable exemption from the registration requirements of the Securities Act.

      (b)  	Each share of Convertible Preferred Stock will contain the legend required pursuant to Section 3.08 of the Securities Purchase Agreement.

      IN WITNESS WHEREOF, this Certificate of Designations, Preferences
and Rights is executed on behalf of the Company this [     ] day of

[               ].

                                    AG SERVICES OF AMERICA, INC.
                                    By:
                                       --------------------------
                                    Name:
                                    Title: